File No. _________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

JS BEAUTY LAND NETWORK TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Nevada	83-1365356
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

R 1305 Jingfeng Center, 1698 Shuanglong Rd, Jiangning District, Nanjing, Jiangsu Province, China	211100
(Address of principal executive offices)	(Zip Code)

(778) 381-1258

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which registered
Common Stock, par value $0.001	JSBL	n/a

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company”
in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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JS BEAUTY LAND NETWORK TECHNOLOGY, INC.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

EXPLANATORY NOTE

JS Beauty Land Network Technology Inc. (also referred to as the “Company”) is filing this General Form for Registration of Securities on Form 10 (the “Registration Statement”) to register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

You should rely only on the information contained in Registration Statement or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this Registration Statement only.

On the date of effectiveness of this Registration Statement we will become subject to the requirements of Regulation 13(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and will be required to file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act. The Company currently maintains no website.

We note that despite our administrative office address in China, that we are not and do not have a Chinese operating company, but instead we are a Nevada holding company. We have a subsidiary located in China, but such subsidiary is a dormant company, which became dormant company as of the end of 2022, and has no current revenue-generating operations. As a result, the PRC subsidiary ceased material operating activities in 2022 and has not generated revenue or cost of revenue since that time. However, the PRC subsidiary continues to hold certain assets and liabilities in China. Accordingly, we do not, and we do not plan to use variable interest entities (“VIE”) in our equity structure, and we have no contractual arrangements between the holding company and the PRC subsidiary. Therefore, our shareholders will not directly hold any equity interests in our Chinese subsidiary.

If the Company elects to initiate or acquire operations in any non-U.S. jurisdiction, such operations would be subject to the laws of such jurisdiction and risks related thereto. For example, if we initiated operations in China through our current subsidiary or otherwise, the Chinese regulatory authorities could disallow our holding company structure, we would not be able to commence such operations in China. If we are unable to begin operations, either through organic growth or acquisitions, whether in the U.S. or in any non-U.S. jurisdiction, the value of the Company’s common stock, including that it could cause the value of such securities to significantly decline or become worthless.

Our independent registered public accounting firm, HHC, is headquartered in Forest Hills, New York, United States, and is registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”). HHC is subject to inspection by the PCAOB. Because HHC is headquartered in the United States and has not been identified in any PCAOB determination report as a registered public accounting firm that the PCAOB is unable to inspect or investigate completely, we do not currently expect the Holding Foreign Companies Accountable Act, as amended by the Consolidated Appropriations Act, 2023, and related regulations to affect our company.

However, if the PCAOB were to determine in the future that it is unable to inspect or investigate HHC completely because of a position taken by an authority in a foreign jurisdiction, the Company could be identified by the SEC under the HFCAA and trading in the Company’s securities could be prohibited if the Company is so identified for two consecutive years.

As used in this Registration Statement, unless the context otherwise requires the terms “we,” “us,” “our,” “JS Beauty” and the “Company” refer to JS Beauty Land Network Technology, Inc., a Nevada corporation, and its subsidiaries.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information (other than historical facts) set forth in this Registration Statement contains forward-looking statements within the meaning of the Federal Securities Laws, which involve a number of risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward-looking statements. Forward-looking statements generally can be identified by use of the words “expect,” “should,” “intend,” “anticipate,” “will,” “project,” “may,” “might,” potential” or “continue” and other similar terms or variations of them or similar terminology. Such forward-looking statements are included under Item 1. “Business” and Item 2. “Financial Information - Management’s Discussion and Analysis of Financial Condition and Results of Operations”. JS Beauty Land Network Technology, Inc. cautions readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. Forward-looking statements involve a number of risks, uncertainties or other factors beyond JS Beauty Land Network Technology, Inc.’s control. These factors include, but are not limited to, our ability to implement our strategic initiatives, our ability to execute and achieve our research and development objectives, our ability to obtain new license agreements, our dependence on our licensees for research and development funding, milestones and royalties for the products and/or processes that utilize licensed rights, our ability to maintain uninterrupted access to toll manufacturing at the quantities needed and at a competitive cost structure, our ability to hire and maintain, as well as our reliance on qualified employees and professionals, economic, political and market conditions and price fluctuations, government and industry regulation, U.S. and global competition, upgrade financial staffing, implement and monitor internal controls, and comply with financial reporting requirements, and other factors. We caution you that the foregoing list of important factors is not exclusive. The forward-looking statements are based on our beliefs, assumptions and expectations of future performance, taking into account the information currently available to us. These statements are only predictions based upon our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Before investing in our common stock, investors should be aware that the occurrence of the events described under the caption “Risk Factors” and elsewhere in this Registration Statement could have a material adverse effect on our business, results of operations and financial condition.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance and events and circumstances reflected in the forward-looking statements will be achieved or occur. Except as required by law, we undertake no obligation to publicly update any forward-looking statements for any reason after the date of this Registration Statement to confirm these statements to actual results or to changes in our expectations.

Item 1. Business

Overview

Corporate Structure

JS Beauty Land Network Technology Inc. (also referred to as the “Company”) was organized on May 8, 2018 as a Nevada corporation under Chapter 78 of the Nevada Revised Statutes. The Company’s principal office is located at R 1305 Jingfeng Center, 1698 Shuanglong Rd, Jiangning District, Nanjing, Jiangsu Province, China. The Company has one subsidiary, Jiangsu Meiyunmei Technology Inc. (“MYM”), a corporation organized under the laws of the Peoples’ Republic of China. The Company owns 99% of the common shares of MYM. The Company was previously engaged in jewelry sales business in China through MYM since incorporation, but MYM ceased business operations and sold the self-built online sales platform to a related party in the end of 2022. There have been no operations at MYM and no revenues generated by MYM for the fiscal years ended December 31, 2024 and 2025, and for the period beginning January 1, 2026 through the current date.

On February 22, 2024, our registration statement was revoked by the Securities and Exchange Commission (the “SEC”) (Release No. 99574) for failure to file reports required under the Securities Exchange Act of 1934, (the “Exchange Act”). On June 30, 2025, we filed a Registration Statement on Form 10-12g to re-registered our common stock, and on August 28, 2025, we withdrew our registration statement. We re-filed a Registration Statement on Form 10-12g to re-registered our common stock on July 29, 2026.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Business of Issuer

The Company, based on current and proposed business activities, is a “blank check” company. The U.S. Securities and Exchange Commission (the “SEC”) defines those companies as “any development stage company that is issuing a penny stock, within the meaning of Section 3 (a)(51) of the Exchange Act of 1934, as amended, (the “Exchange Act”) and that has no specific business plan or purpose, or has indicated that its business plan is to merge with an unidentified company or companies.” Under SEC Rule 12b-2 under the Securities Act of 1933, as amended (the “Securities Act”), the Company also qualifies as a “shell company,” because it has no or nominal assets (other than cash) and no or nominal operations. Many states have enacted statutes, rules and regulations limiting the sale of securities of “blank check” companies in their respective jurisdictions. Management does not intend to undertake any efforts to cause a market to develop in our securities, either debt or equity, until we have successfully concluded a business combination. The Company intends to comply with the periodic reporting requirements of the Exchange Act for so long as we are subject to those requirements.

The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

Notwithstanding the foregoing, the current management of the Company is experienced in the marketing and sale of jewelry, and believes that opportunities exist in certain non-U.S. jurisdiction, including China, for the marketing and sales of jewelry and decorations, via live video streaming of sales and marketing hosted by popular/famous web-celebrity on short video. In addition, the Company has gained experience in the online sales business through its collaboration during 2021 and 2022 with a related party, Yan Cheng Dafeng Zesheng Technologies Ltd., Co. (hereafter “Dafeng Zesheng”), a service provider of information technology. In China and other non-U.S. jurisdictions, the traditional wholesale and retail jewelry sales industry faces many challenges, specifically; (1) the challenge of financing and maintaining inventory, which requires material capital outlays, and risk of price fluctuation of inventory vs sales price, among other things, and costs and risks of loss related to physical storage of inventory; and (2) traditionally low margins. The Company believes that sales through a web-platform utilizing live video, will allow for the minimization of inventory through various means, including direct shipping from manufactures to customers, As a result, the Company may leverage the experience of its management team to develop a business model that would focus on repeat clientele and collectors, either through developing such business “organically” or through acquisitions, although no such plans have been adopted and no agreements or understandings with any other currently entities exist.

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Development of a business model to leverage the Company’s management experience is a multi-step process, the initial steps of which involved market research of the viability of the plan, business model forecasting, development of supply chain contacts and commitments, design of marketing logos and other marketing material, and initial design of the parameters of the hardware and software necessary for an on-line sales platform, The Company has taken substantial progress in initial research and design tasks.

We intend to either retain an equity interest (common stock) in any private company we engage in a business combination or we may receive cash and/or a combination of cash and common stock from any private company we complete a business combination with. Our desire is that the value of such consideration paid to us would be beneficial economically to our shareholders though there is no assurance of that happening.

Perceived Benefits

There are certain perceived benefits to being a reporting company with a class of publicly-traded securities. These are commonly thought to include the following:

●	the ability to use registered securities to make acquisitions of assets or businesses;

●	increased visibility in the financial community;

●	the facilitation of borrowing from financial institutions;

●	improved trading efficiency;

●	shareholder liquidity;

●	greater ease in subsequently raising capital;

●	compensation of key employees through stock options for which there may be a market valuation;

●	enhanced corporate image; and

●	a presence in the United States capital market.

Potential Target Companies

A business entity, if any, which may be interested in a business combination with the Company may include the following:

●	a company for which a primary purpose of becoming public is the use of its securities for the acquisition of assets or businesses;

●	a company which is unable to find an underwriter of its securities or is unable to find an underwriter of securities on terms acceptable to it;

●	a company which wishes to become public with less dilution of its common stock than would occur upon an underwriting;

●	a company which believes that it will be able to obtain investment capital on more favorable terms after it has become public;

●	a foreign company which may wish an initial entry into the United States securities market;

●	a special situation company, such as a company seeking a public market to satisfy redemption requirements under a qualified Employee Stock Option Plan; and

●	a company seeking one or more of the other perceived benefits of becoming a public company.

The analysis of new business opportunities will be undertaken by or under the supervision of the officers and directors of the Company. The Company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze potential acquisition targets, the Company will consider the following kinds of factors:

●	Potential for growth, indicated by new technology, anticipated market expansion or new products;

●	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;

●	Strength and diversity of management, either in place or scheduled for recruitment;

●	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;

●	The cost of participation by the Company as compared to the perceived tangible and intangible values and potentials;

●	The extent to which the business opportunity can be advanced;

●	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and

●	Other relevant factors.

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In applying the foregoing criteria, no one of which will be controlling, management will attempt to analyze all factors and circumstances and make a determination based upon reasonable investigative measures and available data.

Potentially available business opportunities may occur in many different industries, and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Due to the Company’s limited capital available for investigation, the Company may not discover or adequately evaluate adverse facts about the opportunity to be acquired.

Any private company could seek to become public by filing their own registration statement with the Securities and Exchange Commission and avoid compensating us in any manner and therefore there may be no perceived benefit to any private company seeking a business combination with us as we are obligated under SEC Rules to file a Form 8-K with the SEC within four (4) days of completing a business combination which would include information required by Form 10 on the private company. It is possible that, prior to the Company successfully consummating a business combination with an unaffiliated entity, that entity may desire to employ or retain one or a number of members of our management for the purposes of providing services to the surviving entity. However, the offer of any post-transaction employment to members of management will not be a consideration in our decision whether to undertake any proposed transaction. As a result we may not be able to complete a business combination.

No assurances can be given that the Company will be able to effectuate any business plan or enter into a business combination, as to the terms of a business combination, or as to the nature of the target company.

Form of Acquisition

The manner in which the Company participates in an opportunity will depend upon the nature of the opportunity, the respective needs and desires of the Company and the promoters of the opportunity, and the relative negotiating strength of the Company and such promoters.

It is likely that the Company will acquire its participation in a business opportunity through the issuance of common stock or other securities of the Company. Although the terms of any such transaction cannot be predicted, it should be noted that in certain circumstances the criteria for determining whether or not an acquisition is a so-called “tax free” reorganization under Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”), depends upon whether the owners of the acquired business own 80% or more of the voting stock of the surviving entity. If a transaction were structured to take advantage of these provisions rather than other “tax free” provisions provided under the Code, all prior stockholders would in such circumstances retain 20% or less of the total issued and outstanding shares. Under other circumstances, depending upon the relative negotiating strength of the parties, prior stockholders may retain substantially less than 20% of the total issued and outstanding shares of the surviving entity. This could result in substantial additional dilution to the equity of those who were stockholders of the Company prior to such reorganization.

The present stockholders of the Company will likely not have control of a majority of the voting shares of the Company following a reorganization transaction. As part of such a transaction, all or a majority of the Company’s directors may resign and new directors may be appointed without any vote by stockholders.

In the case of an acquisition, the transaction may be accomplished upon the sole determination of management without any vote or approval by stockholders. In the case of a statutory merger or consolidation directly involving the Company, it will likely be necessary to call a stockholders’ meeting and obtain the approval of the holders of a majority of the outstanding shares. The necessity to obtain such stockholder approval may result in delay and additional expense in the consummation of any proposed transaction and will also give rise to certain appraisal rights to dissenting stockholders. Most likely, management will seek to structure any such transaction so as not to require stockholder approval.

We may seek to locate a target company through solicitation. Such solicitation may include, but is not limited to; newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and/or similar methods. We may also utilize consultants in the business and financial communities for referrals of potential target companies.

It is anticipated that the investigation of specific business opportunities and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial cost for accountants, attorneys and others. If a decision is made not to participate in a specific business opportunity, the costs theretofore incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business opportunity, the failure to consummate that transaction may result in the loss to the Company of the related costs incurred.

All such costs for the next twelve (12) months and beyond such time will be paid with money in our treasury, if any, or with additional money contributed by Mr. Faxian Qian, our sole director, officer and stockholder, or another source.

We presently have nine (9) employees apart from our management. We expect no significant changes in the number of our employees other than such changes, if any, incident to a business combination.

We are voluntarily filing this Registration Statement with the U.S. Securities and Exchange Commission and we’re under no obligation to do so under the Securities Exchange Act of 1934.

Reports to Security Holders

(1)	The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2)	The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3)	The public may read and copy any materials the Company files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at the EDGAR Company Search page of the Securities and Exchange Commission’s Web site, the address for which is “www.sec.gov.”

The Company’s headquarters are located in Nanjing, Jiangsu Province, China. We are not aware of any specific restrictions imposed by the Chinese government on the location of the Company’s administrative offices in China.

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Prior Capital Formation

JS Beauty Land Network Technology Inc., shareholder’s equity capital formation.

The company was formed on May 8, 2018, with no capital. Thereafter, the Company issued 1,000,000 shares of founder’s capital to Mr. Faxian Qian at $0.001 per share for an aggregate of $1,000. In August and September 2018, the Company sold additional 371,428 shares at investors in China for prices ranging from $0.25 per share to $0.50 per share for aggregate proceeds of $118,957.

The Company filed a Registration Statement in 2019 to register 1,000,000 IPO shares together with 456,425 selling shareholder shares. At December 31, 2019, 765,000 shares of the IPO shares had been sold with gross proceeds of $765,000. The IPO offering has now been terminated as to the remaining 235,000 shares in the registration statement.

During fiscal year 2020, the Company sold an additional 420,000 shares of common stock in a private placement with gross proceeds of $420,000 ($1.00 per share).

In the first quarter of 2021, the Company sold 22,000 shares of common stock at $1.0 per share for total of $22,000 to 22 unrelated parties. These shares were issued in April 2021.

In the second quarter of 2021, the Company sold 292,931 shares of common stock at $1.0 per share for total of $292,931 to 218 unrelated parties. These shares were issued in July and September 2021.

In the third quarter of 2021, the Company sold 1,069,299 shares of common stock at $1.0 per share for total of $1,069,299 to 525 unrelated parties. These shares were issued in November 2021.

The Company may require additional funding for ongoing operations in future. There is no guarantee that we will be able to raise any additional capital and have no current arrangements for any such financing.

Emerging Growth Company Status Under the Jumpstart Our Business Startups (“JOBS”) Act

Because we generated less than $1 billion in total annual gross revenues during our most recently completed fiscal year, we qualify as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act.

We will lose our emerging growth company status on the earliest occurrence of any of the following events:

1. On the last day of any fiscal year in which we earn at least $1 billion in total annual gross revenues, which amount is adjusted for inflation every five years;

2. On the last day of the fiscal year of the issuer following the fifth anniversary of the date of our first sale of common equity securities pursuant to an effective registration statement;

3. On the date on which we have, during the previous 3-year period, issued more than $1 billion in non- convertible debt; or

4. On the date on which such issuer is deemed to be a “large accelerated filer”, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto. A “large accelerated filer” is an issuer that, at the end of its fiscal year, meets the following conditions:

a. It has an aggregate worldwide market value of the voting and non-voting common equity held by its non-affiliates of $700 million or more as of the last business day of the issuer’s most recently completed second fiscal quarter;

b. It has been subject to the requirements of section 13(a) or 15(d) of the Act for a period of at least twelve calendar months; and

c. It has filed at least one annual report pursuant to section 13(a) or 15(d) of the Act.

As an emerging growth company, exemptions from the following provisions are available to us:

1. Section 404(b) of the Sarbanes-Oxley Act of 2002, which requires auditor attestation of internal controls;

2. Section 14A(a) and (b) of the Securities Exchange Act of 1934, which require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation;

3. Section 14(i) of the Exchange Act (which has not yet been implemented), which requires companies to disclose the relationship between executive compensation actually paid and the financial performance of the company;

4. Section 953(b)(1) of the Dodd-Frank Act (which has not yet been implemented), which requires companies to disclose the ratio between the annual total compensation of the CEO and the median of the annual total compensation of all employees of the companies; and

5. The requirement to provide certain other executive compensation disclosure under Item 402 of Regulation S-K. Instead, an emerging growth company must only comply with the more limited provisions of Item 402 applicable to smaller reporting companies, regardless of the issuer’s size.

Pursuant to Section 107 of the JOBS Act, an emerging growth company may choose to forgo such exemption and instead comply with the requirements that apply to an issuer that is not an emerging growth company. We have elected to maintain our status as an emerging growth company and take advantage of the JOBS Act provisions.

Government Regulations

The Company has a subsidiary MYM located in China, which is governed by PRC laws and regulations, but such subsidiary is dormant and, as such, the PRC laws and regulations are not currently relevant to the Company. Should operations be commence in China, or any non-U.S. jurisdiction, through MYM or any other to-be acquired entity, the relevant laws and regulations and risks will be disclosed.

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Item 1A: Risk Factors

As a smaller reporting company, as defined in Rule 12b-2 of the Exchange Act, we are not required to provide the information called for by Item 304 of Regulation S-K. Notwithstanding the foregoing, in addition to risk factors highlighted in previous reports, the Company notes the following risk factors:

Risks Related to our Business and Industry

We are seeking a new business model and trying to make sustainable and continuable sales via web celebrity, which brings uncertainty and risks in the future.

We currently utilize the “Web-Celebrity” or KOL business model, which is currently popular, but may have significant long-term risk of success.

The web-celebrity business model has grown rapidly with the rise of social media, but it also has significant risks. Including but not limited: The business model overly dependent on individual influence, the business may suffer severe disruption if the web-celebrity loss influence, or exits; The audiences may shift loyalty quickly due to trends, controversies, or platform algorithm changes; And, the influencers’ off-brand behavior can damage associated brands severely.

We are in an early stage of development. If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

We were incorporated on May 8, 2018, and We did not generate revenues for the fiscal years ended December 31, 2024 and 2025, or for the six months ended June 30, 2026. We have no products ready to sell. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. If we are not able to develop a business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

The Company has no existing agreement for a business combination or other transaction.

We have no arrangement, agreement or understanding with respect to engaging in a merger with, joint venture with or acquisition of, a private or public entity. No assurances can be given that we will successfully identify and evaluate suitable business opportunities or that we will conclude a business combination. Management has not identified any particular industry or specific business within an industry for evaluation. We cannot guarantee that we will be able to negotiate a business combination on favorable terms, and there is consequently a risk that funds allocated to the purchase of our shares will not be invested in a company with active business operations

We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We had a net loss of $415,723 in fiscal 2025 and $124,000 through the six months ended June 30, 2026. We expect to incur operating losses in future periods. These losses will occur because have little in the way of revenues to offset the expenses associated with the development of our business plans, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

If we pursuan the jewelry business, such business is extremely competitive, and if we are not able to compete successfully against other jewelry companies, we will not be able to operate our business and investors will lose their entire investment.

The jewelry business is extremely competitive and rapidly changing. We currently and in the future face competitive pressures from numerous actual and potential competitors. Many of our current and potential competitors in the jewelry business have substantial competitive advantages than we have, including:

●	longer operating histories;
●	significantly greater financial, technical and marketing resources;
●	greater brand name recognition;
●	existing customer bases; and
●	commercially accepted products.

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Our competitors may be able to respond more quickly to new or emerging markets and changes in the jewelry business and devote greater resources to identify, develop and market new products, and distribute and sell their products than we can.

The loss of the services of Faxian Qian, our sole officer and Director, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our products.

The development of our jewelry business and the marketing of our prospective products will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Mr. Faxian Qian or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services, which could adversely affect our financial results and impair our growth.

We are a development stage company, with no experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as a development stage jewelry company, with few substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

●	our business model and strategy are still evolving and are continually being reviewed and revised;
●	we may not be able to raise the capital required to develop our initial customer base and reputation;
●	we may not be able to successfully implement our business model and strategy; and
●	our management consists of one person, Faxian Qian.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Risks and uncertainties associated with our expansion into and our operations outside of the United States may adversely affect our results of operations, cash flow, liquidity or financial condition

These challenges include: (1) compliance with complex and changing laws, regulations and policies of governments that may impact our operations, such as foreign ownership restrictions, import and export controls, tariffs, and trade restrictions; (2) compliance with U.S. and foreign laws that affect the activities of companies abroad, such as anti-corruption laws, competition laws, currency regulations, and laws affecting dealings with certain nations; (3) the difficulties involved in managing an organization doing business in many different countries; (4) rapid changes in government policy, acts of terrorism, or the threat of international boycotts or U.S. anti-boycott legislation; and (5) currency exchange rate fluctuations.

We may become subject to legal proceedings that could have a material adverse impact on our financial position and results of operations.

From time to time and in the ordinary course of our business, we may become involved in various legal proceedings. All such legal proceedings are inherently unpredictable and, regardless of the merits of the claims, litigation may be expensive, time-consuming and disruptive to our operations and distracting to management. If resolved against us, such legal proceedings could result in excessive verdicts, injunctive relief or other equitable relief that may affect how we operate our business. Similarly, if we settle such legal proceedings, it may affect how we operate our business. Future court decisions, alternative dispute resolution awards, business expansion or legislative activity may increase our exposure to litigation and regulatory investigations. In some cases, substantial noneconomic remedies or punitive damages may be sought. Although we maintain liability insurance coverage, there can be no assurance that such coverage will cover any particular verdict, judgment or settlement that may be entered against us, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. If we incur liability that exceeds our insurance coverage or that is not within the scope of the coverage in legal proceedings brought against us, it could have an adverse effect on our business, financial condition and results of operations.

●	Certification, licensing or regulatory requirements;
●	Unexpected changes in regulatory requirements; and
●	Changes to or reduced protection of intellectual property rights in some countries.

We will likely be able to terminate our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Markets.

We are filing this Registration Statement voluntarily, and we may elect to withdraw from such registration at any time until we have more than $10 million in assets and either 2,000 or more record holders or 500 or more record holders who are not “accredited investors,” neither of which are currently the case. If we were to cease reporting, you will not have access to updated information regarding the Company’s business, financial condition and results of operation. If we terminate or suspend our reporting obligations to the SEC, our shares of common stock will not be eligible for quotation on the OTC Markets, and as a result, your entire investment may be lost.

We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We will incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $25,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

If our efforts to protect the security of information about our resellers, customers, and other third parties are unsuccessful, we may face additional costly government enforcement actions and private litigation, and our sales and reputation could suffer.

We regularly receive and store information about our resellers, customers, merchants, vendors and other third parties. We have programs in place to detect, contain, and respond to data security incidents. However, because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time, we may be unable to anticipate these techniques or implement adequate preventive measures. In addition, hardware, software, or applications we develop or procure from third parties or through open source solutions may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Unauthorized parties may also attempt to gain access to our systems or facilities, or those of third parties with whom we do business, through fraud, trickery, or other forms of deceiving our team members, contractors, and vendors.

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To date, we have not encountered significant incidents of data breach or breaches that were material to our consolidated financial statements. If we, our vendors, or other third parties with whom we do business experience significant data security breaches or fail to detect and appropriately respond to significant data security breaches, we could be exposed to government enforcement actions and private litigation. In addition, our users could lose confidence in our ability to protect their information, which could cause them to discontinue using our e-wallets, our digital products, or loyalty programs, or stop shopping with us altogether.

We may grow our business through acquisitions in the near future, which may result in operating difficulties, dilution, and other harmful consequences.

We expect to achieve our business plan through a combination of organic growth and acquisitions and investments. We periodically evaluate an array of potential strategic transactions and may make one or more acquisitions in the near future. The process of integrating an acquired company, business, or technology may create unforeseen operating difficulties and expenditures. The areas where we face risks include:

●	Implementation or remediation of controls, procedures, and policies at the acquired company;
●	Diversion of management time and focus from operating our business to acquisition integration challenges;
●	Cultural challenges associated with integrating employees from the acquired company into our organization;
●	Retention of employees from the businesses we acquire;
●	Integration of the acquired company’s accounting, management information, human resources, and other administrative systems;
●	Liability for activities of the acquired company before the acquisition, including patent and trademark infringement claims, violations of laws, commercial disputes, tax liabilities, and other known and unknown liabilities;
●	Litigation or other claims in connection with the acquired company, including claims from terminated employees, customers, former stockholders, or other third parties;
●	In the case of foreign acquisitions, the need to integrate operations across different cultures and languages and to address the particular economic, currency, political, and regulatory risks associated with specific countries; and
●	Failure to successfully further develop the acquired product, service or technology.

Our failure to address these risks or other problems encountered in connection with future acquisitions and investments could cause us to fail to realize the anticipated benefits of such acquisitions or investments, incur unanticipated liabilities, and harm our business generally.

Future acquisitions may also result in dilutive issuances of our equity securities, the incurrence of debt, contingent liabilities, or amortization expenses, or write-offs of goodwill, any of which could harm our financial condition. Also, the anticipated benefit of many of our acquisitions may not materialize.

Other factors can have a material adverse effect on our future profitability and financial condition.

Many other factors can affect our profitability and financial condition, including:

●	changes in, or interpretations of, laws and regulations including changes in accounting standards and taxation requirements;
●	changes in the rate of inflation, interest rates and the performance of investments held by us;
●	changes in the creditworthiness of counterparties that transact business with;

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●	changes in business, economic, and political conditions, including war, political instability, terrorist attacks, the threat of future terrorist activity and related military action; natural disasters; the cost and availability of insurance due to any of the foregoing events; labor disputes, strikes, slow-downs, or other forms of labor or union activity; and, pressure from third-party interest groups;
●	changes in our business and investments and changes in the relative and absolute contribution of each to earnings and cash flow resulting from evolving business strategies, changing product mix, changes in tax rates and opportunities existing now or in the future;
●	difficulties related to our information technology systems, any of which could adversely affect business operations, including any significant breakdown, invasion, destruction, or interruption of these systems;
●	changes in credit markets impacting our ability to obtain financing for our business operations; or
●	legal difficulties, any of which could preclude or delay commercialization of products or technology or adversely affect profitability, including claims asserting statutory or regulatory violations, adverse litigation decisions, and issues regarding compliance with any governmental consent decree.

Risks Related to our Common Stock

Our registration under the Securities Exchange Act of 1934 is currently revoked by the Securities and Exchange Commission as a result of pervious failures to have filed required reports.

On February 22, 2024, our registration statement was revoked by the Securities and Exchange Commission (the “SEC”) (Release No. 99574) for failure to file reports required under the Securities Exchange Act of 1934, (the “Exchange Act”). On June 30, 2025, we filed a Registration Statement on Form 10-12g to re-registered our common stock, and on August 28, 2025, we withdrew our registration statement.

The Company is currently working to complete and file all required past periodic reports and intends to timely file all reports due under the 1934 Act in the future.

Even if we are successful in registering our common stock with the SEC on this registration statement on Form 10, if we fail to file reports as required under the Exchange Act, we may lose our registration. While we intend to comply with the Exchange Act’s reporting requirements moving forward, and we may be unable to comply in the future as we did in the past.

If we are unable to comply with the SEC reporting provisions in the future, investors may have incomplete and/or untimely information available to make an investment decision, and such failure will affect the liquidity of our common stock and act as a depressant to the price. We cannot assure you we will not become delinquent again.

The requirements of being a reporting public company may strain our resources, divert management’s attention and affect our ability to attract and retain additional executive management and qualified board members.

As a reporting public company, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly and increase demand on our systems and resources, particularly after we are no longer a “smaller reporting company.” The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and results of operations. As a “smaller reporting company,” we receive certain reporting exemptions under the Sarbanes-Oxley Act.

Changing laws, regulations and standards relating to corporate governance and public disclosure create uncertainty for public companies, increase legal and financial compliance costs and increase time expenditures for internal personnel. These laws, regulations and standards are subject to interpretation, in many cases due to their lack of specificity, and their application in practice may evolve over time as regulators and governing bodies provide new guidance. These changes may result in continued uncertainty regarding compliance matters and may necessitate higher costs due to ongoing revisions to filings, disclosures and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate regulatory or legal proceedings against us and our business may be adversely affected.

As a public company under these rules and regulations, we expect that it may make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified directors and officers.

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We are currently an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including not being required to comply with the auditor attestation requirements of Section 404(b) of Sarbanes-Oxley, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, pursuant to Section 107 of the JOBS Act, as an “emerging growth company” we intend to take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.235 billion or more; (ii) the last day of our fiscal year following the fifth anniversary of the date of our initial public offering; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Even after we no longer qualify as an emerging growth company, we may still qualify as a “smaller reporting company” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements. See the risk factor entitled, “We are a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our securities less attractive to investors” below.

A “smaller reporting company” as defined under SEC rules Item 10 (f)(1) of Regulation S-K as an issuer that is not an investment company, asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company, and meets one of the following criteria:

●	Has a public float of less than $250 million; or

●	Has annual revenues of less than $100 million and either no public float or a public float of less than $700 million.

We are a “smaller reporting company” and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our securities less attractive to investors.

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including “emerging growth companies” such as, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Our status as a smaller reporting company is determined on an annual basis. We cannot predict if investors will find our securities less attractive or our Company less comparable to certain other public companies because we will rely on these exemptions. For example, if we do not adopt a new or revised accounting standard, our future financial results may not be as comparable to the financial results of certain other companies in our industry that adopted such standards.

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

Our shares are not yet tradable, but we intend to obtain quotation of out shares of common stock on the OTC Pink tier of the OTC Markets Group, Inc. Stocks that trade on OTC Pink tend to be less liquid and trade with larger spreads between the bid and ask price than stocks on larger exchanges or automated quotation systems. Information with respect to OTC Pink quotations reflects inter-dealer prices without retail markup, markdown or commission and may not represent actual transactions, and quotations on the OTC Pink are sporadic. This means that shares of our common stock are less liquid than shares of companies traded on larger exchanges or automated quotation systems and, as a result, holders of our common stock may have some difficulty selling their shares in the open market. The trading price of the common stock is volatile and could be subject to significant fluctuations in response to variations in quarterly operating results or even mild expressions of interest on a given day.

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Our common stock may become subject to the “penny stock” rules of the sec and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock” is if has a market price of less than $5.00 per share, subject to certain exceptions. While the market price of our common stock is currently above $5.00, there can be no assurance that our price will consistently remain above $5.00, given the lack of liquidity in our stock. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculatively low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Future issuances of our common stock could dilute current stockholders or adversely affect the market.

Our business plan contemplates expanding our operations through acquisitions which may involve significant issuances of our common stock. Future issuances of our common stock may be at values substantially below the price paid by the current holders of our common stock. In addition, common stock could be issued to fend off unwanted tender offers or hostile takeovers without further stockholder approval. Sales of substantial amounts of our common stock, or even just the prospect of such sales, could depress the prevailing price of our common stock and our ability to raise equity capital in the future. Additionally, large share issuances would generally have a negative impact on our share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute common stock book value, and that dilution may be material.

The market for penny stocks has experienced numerous frauds and abuses that could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

●	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
●	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
●	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by sales persons;
●	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
●	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

The market price of our common stock may be volatile, and our stock price may fall below your purchase price at the time you desire to sell your shares of our common stock, resulting in a loss on your investment.

The market price of our common stock may fluctuate substantially due to a variety of factors, many of which are beyond our control, including, without limitation:

●	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;
●	changes in general economic or business conditions, both domestically and internationally;
●	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;
●	the number of securities analysts covering us;

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●	publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;
●	changes in market valuations or earnings of companies that investors deemed comparable to us;
●	the average daily trading volume of our common stock;
●	future issuances of our common stock or other securities;
●	additions or departures of key personnel;
●	perceptions in the marketplace regarding our competitors and/or us;
●	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us; and
●	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

Investing in our Company is highly speculative and could result in the entire loss of your investment.

An investment in our shares is highly speculative and involves significant risk. Our shares should not be purchased by any person who cannot afford to lose their entire investment. Our business objectives are also speculative, and it is possible that we would be unable to accomplish them. Our shareholders may be unable to realize a substantial or any return on their purchase of the shares offered and may lose their entire investment. For this reason, each prospective purchaser of the shares offered should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

Faxian Qian, our sole officer and director, owns a significant portion of our stock, and has control over stockholder matters, our business and management.

As of the date hereof, Faxian Qian, our sole officer and director, beneficially owns 1,000,000 shares of our common stock in the aggregate, or approximately 24.76% of our issued and outstanding shares of common stock. While Mr. Faxian Qian does not have majority voting power, he still may be able to exert significant control over the following:

●	Elect or defeat the election of our directors;
●	Amend or prevent amendment of our Articles of Incorporation or Bylaws
●	effect or prevent a merger, sale of assets or other corporate transactions; and
●	affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Faxian Qian, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by Mr. Faxian Qian, or the prospect of these sales, could adversely affect the market price of our common stock. Mr. Faxian Qian’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

Enforceability of Civil Liabilities

We are a Nevada corporation. Substantially all of our assets are located in the PRC, and our sole director and executive officer is a resident of the PRC. It may be difficult for investors to bring actions against us, or against our director and executive officer who is a resident of a foreign country, under the civil liability provisions of the U.S. federal securities laws, and to enforce judgments predicated upon those provisions, including because service of process upon, and enforcement of judgments against, us and such person may be difficult to accomplish within the United States. Because substantially all of our assets, and the assets of our director and executive officer, are located outside the United States, any judgment obtained against us or our director and executive officer in a United States court, including a judgment based upon the civil liability provisions of the U.S. federal securities laws, may be difficult to enforce, and recognition and enforcement of such judgments by PRC courts may be limited or uncertain which may result in losses to investors.

Item 1B. Unresolved Staff Comments

As a “smaller reporting company,” as defined in Rule 12b-2 of the Exchange Act, the Company is not required to provide the information called for by this Item.

Item 2. Financial Information

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

This management’s discussion and analysis should be read in conjunction with the financial statements and notes included elsewhere in this registration statement.

This management’s discussion and analysis, as well as other sections of this registration statement, may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, estimates, forecasts, assumptions or projections. Any statement that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plan,” “seek,” and similar expressions identify forward-looking statements. These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or results, and undue reliance should not be placed on these statements. These risks and uncertainties include, but are not limited to, the matters discussed under the caption “Risk Factors” in Item 1A of this registration statement. JS Beauty Land Network Technology Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Overview

JS Beauty Land Network Technology Inc. was organized on May 8, 2018 as a Nevada corporation under Chapter 78 of the Nevada Revised Statutes. The Company has one subsidiary, Jiangsu Meiyunmei Technology Inc. (“MYM”), a Chinese company. The Company owns 99% of the common shares of MYM.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act which became law in April 2012. The definition of an “emerging growth company” is a company with an initial public offering of common equity securities which occurred after December 8, 2011 and has less than $1 billion of total annual gross revenues during last completed fiscal year.

Overview of the Business

The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

The Company commenced jewelry sales in November 2018 and started to generate revenue at that time, but such operations ceased as of 2022. The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through a combination with a business rather than immediate, short-term earnings. The Company will not restrict its potential candidate target companies to any specific business, industry or geographical location and, thus, may acquire any type of business.

The Company’s Chinese headquarters are located in Nanjing, Jiangsu Province, China. We are not aware of any specific restrictions imposed by the Chinese government with respect to operations of the Company or its subsidiary in China.

Results of Operations

For the six months ended June 30, 2026 and 2025

The following table summarizes the results of our operations during the six months ended June 30, 2026 and 2025, respectively, and provides information regarding the dollar and percentage increase or (decrease) from the current period to the prior comparable period:

Line Item	06/30/2026	06/30/2025	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$-	$-	$-	-%
Operating expenses	130,024	134,398	(4,374)	(3.3)%
Net loss	(124,070)	(265,922)	141,852	53.3%
Loss per share of common stock	(0.03)	(0.07)	0.04	57.1%

We recorded a net loss of $124,070 for the six months ended June 30, 2026 as compared with a net loss of $265,922 for the six months ended June 30, 2025. The decrease in net loss was primarily due to the absence of investment losses and unrealized investment losses during the six months ended June 30, 2026, compared with significant investment and unrealized investment losses during the same period in 2025.

Operating expenses totaled $130,024 for the six months ended June 30, 2026, compared to $134,398 for the six months ended June 30, 2025, a decrease of $4,374, or approximately 3.3%. The main reason for the decrease in operating expenses was a slight decrease in general and administrative expenses.

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For the years ended December 31, 2025 and 2024

The following table summarizes the results of our operations during the years ended December 31, 2025 and 2024, respectively, and provides information regarding the dollar and percentage increase or (decrease) from the current year to the prior year:

Line Item	12/31/2025	12/31/2024	Increase (Decrease)	Percentage Increase (Decrease)

Revenues	$-	$-	$-	-%
Operating expenses	284,364	347,011	(62,647)	(18.1)%
Net loss	(415,723)	(416,619)	896	(0.2)%
Loss per share of common stock	(0.10)	(0.10)	-	-%

We recorded net loss of $415,723 for the fiscal year ended December 31, 2025, as compared with a net loss of $416,619 for the fiscal year ended December 31, 2024. The slight decrease in net loss was primarily due to lower operating expenses, partially offset by a higher investment loss in 2025.

Operating expenses totaled $284,364 for the fiscal year ended December 31, 2025, compared to $347,011 for the fiscal year ended December 31, 2024, a decrease of $62,647, or approximately 18.1%. The main reason for the decrease in operating expenses is mainly due to the decrease in professional expenses.

Liquidity and Capital Resources

As of June 30, 2026 and December 31, 2025, we had total assets of $94,925 and $304,648, working capital of $(213,804) and $(129,175) and an accumulated deficit of $2,967,532 and $2,844,089, respectively. Our operating activities used $181,232 in cash for the six months ended June 30, 2026 compared to net cash used in operations of $331,324 for the six months ended June 30, 2025. Our revenues were $0 for the six months ended June 30, 2026 and 2025, respectively.

As of December 31, 2025 and 2024, we had total assets of $304,648 and $890,404, working capital of $(129,175) and $250,376 and an accumulated deficit of $2,844,089 and $2,431,066, respectively. Our operating activities used $494,113 in cash for the year ended December 31, 2025 compared to net cash used in operations of $340,474 for the year ended December 31, 2024. Our revenues were $0 for the years ended December 31, 2025 and 2024.

Management believes that the Company’s existing cash, limited operating cost structure, subsequent collection of the third-party loan, and continued support from related parties will be sufficient to fund the Company’s planned obligations and commitments for the next twelve months. However, the Company has historically depended on equity offerings and related-party advances, and there can be no assurance that such funding will continue to be available when required.

The Company identified the Law Offices of Yimin Chen & Flushing, MS YOUNG Adventure Enterprise Inc., and Xizhen Zhu as related parties based on the totality of the facts and circumstances, including their business or personal relationships with Faxian Qian, the Company’s sole director, and the nature of the financing arrangements with the Company. Yimin Chen is the principal of the Law Offices of Yimin Chen & Flushing, and Susan Young is the owner of MS YOUNG Adventure Enterprise Inc. The financing arrangements included non-interest-bearing, unsecured, due-on-demand loans to the Company.

At December 31, 2024, the Company had loans outstanding from four related parties in the aggregate amount of $158,220, respectively, which represents amounts loaned to the Company to pay the Company’s expenses of operation. These loans are unsecured, non-interest bearing, and due on demand. On April 20, 2025, two of our related parties, Law Offices of Yimin Chen & Flushing and MS YOUNG Adventure Enterprise Inc transferred their loans of $24,300 and $131,745 to Xizhen Zhu, a related party of the Company, for a transfer price of RMB 1 each. At June 30, 2026 and December 31, 2025, the Company had loans outstanding from three related parties in the aggregate amount of $169,000 and $158,249, respectively.

The following table sets up the nature of the relationship, transactions and the ending balances as of June 30, 2026 and December 31, 2025.

Related parties	Relationship	June 30, 2026 (Unaudited)	December 31, 2025
Faxian Qian	Director of the Company	$1,500	$1,500
Yan Cheng Dafeng Zesheng Technologies Co., Ltd.	Its shareholder is director of the Company	11,455	704
Xizhen Zhu	Xizhen Zhu has a business relationship with Faxian Qian, the Company’s sole director, and received the assigned loans from the Law Offices of Yimin Chen & Flushing and MS YOUNG Adventure Enterprise Inc. in 2025	156,045	156,045
Total		$169,000	$158,249

The following table sets forth the nature of the relationship, transactions and the ending balances as of December 31, 2025 and 2024.

Related parties	Relationship	December 31, 2025	December 31, 2024
Faxian Qian	Director of the Company	$1,500	$1,500
Yan Cheng Dafeng Zesheng Technologies Co., Ltd.	Its shareholder is director of the Company	704	675
Law Offices of Yimin Chen & Flushing	Yimin Chen, principal of the law office, has a business relationship with Faxian Qian, the Company’s sole director, and the law office provided non-interest-bearing loans to the Company	-	24,300
MS YOUNG Adventure Enterprise Inc.	Owner of MS YOUNG Adventure Enterprise Inc., has a business relationship with Faxian Qian, the Company’s sole director, and MS YOUNG Adventure Enterprise Inc. provided non-interest-bearing loans to the Company	-	131,745
Xizhen Zhu	Xizhen Zhu has a business relationship with Faxian Qian, the Company’s sole director, and received the assigned loans from the Law Offices of Yimin Chen & Flushing and MS YOUNG Adventure Enterprise Inc. in 2025	156,045	-
Total		$158,249	$158,220

16

Coronavirus Pandemic

The outbreak of COVID-19 coronavirus in China started from the beginning of 2020, the government intermittently took strict measures to freeze the flow of people and logistics to achieve the purpose of epidemic prevention. At the end of 2022, almost three years after the outbreak of COVID-19, the government cancelled all the strict measures, and the economic activities resumed gradually. The Company followed the restrictive measures during the epidemic period, by suspending operation and having employees’ work remotely when government required, which has resulted in the reduction of working hours for the Company. Although pandemic-related restrictions were lifted at the end of 2022, management believes the lingering effects on consumer demand and investment sentiment in China may continue to affect the Company’s planned business development.

The government cancelled all the strict measures adopted during the epidemic period at the end of 2022, however, due to the negative impact of COVID-19 on both domestic and global economy, the foreign direct investment to China and the domestic consumption are stepping to the downtrend, it is estimated that the trend will continue to affect our results of operations and future financial results in the long term, and the extent of which still remains uncertain.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results are not affected by seasonality.

Inflation

Our business and operating results are not affected in any material way by inflation.

Critical Accounting Policies

The Securities and Exchange Commission issued Financial Reporting Release No. 60, “Cautionary Advice Regarding Disclosure About Critical Accounting Policies” suggesting that companies provide additional disclosure and commentary on their most critical accounting policies. In Financial Reporting Release No. 60, the Securities and Exchange Commission has defined the most critical accounting policies as the ones that are most important to the portrayal of a company’s financial condition and operating results, and require management to make its most difficult and subjective judgments, often as a result of the need to make estimates of matters that are inherently uncertain. The nature of our business generally does not call for the preparation or use of estimates.

New Accounting Pronouncements

In December 2023, the FASB issued a new standard to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for us beginning with our annual reporting for fiscal year 2026, with early adoption permitted. We are currently evaluating the impact of this standard on our income tax disclosures.

In November 2024, the FASB issued a new standard to expand disclosures about income statement expenses. The guidance requires disaggregation of certain costs and expenses included in each relevant expense caption on our consolidated income statements in a separate note to the financial statements at each interim and annual reporting period, including amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization. The standard will be effective for annual reporting periods beginning after December 15,2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. We are currently evaluating the impact of this standard on our disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

Item 3. Properties

As of June 30, 2026 and December 31, 2025, the Company leased an office in Nanjing, Jiangsu Province, China. The rent and its related commitment for the next twelve months amounted to approximately $60,000.

17

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The following table sets forth certain information regarding beneficial stock ownership as of September 8, 2026 of (i) all persons known to us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director of our company and our executive officers, and (iii) all of our officers and directors as a group. Each of the persons in the table below has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them, except as otherwise indicated.

Name	Number of Shares Beneficially Owned (1)	Percent of Outstanding Shares (1)
Faxian Qian	1,000,000	24.76%
No. 99, Taihu Road, Yancheng, Jiangsu Province, China

Officers and directors as a group (one person)	1,000,000	24.76%

(1)	For the purposes of this table, a person is deemed to have “beneficial ownership” of any shares of capital stock that such person has the right to acquire within 60 days of September 8, 2026. All percentages for common stock are calculated based upon a total of 4,038,658 shares outstanding as of June 30, 2026, plus, in the case of the person for whom the calculation is made, that number of shares of common stock that such person has the right to acquire within 60 days of September 8, 2026.

Item 5. Directors and Executive Officers

Set forth below is the name of our sole director and executive officer, his age, all positions and offices that he held with us, the period during which he has served as such, and his business experience during at least the last five years.

Name	Age	Positions Held
Faxian Qian	59	CEO, CFO, President, Treasurer, Secretary and sole Director since 2018

Faxian Qian, President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer

Mr. Faxian Qian has been the President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer and sole Director of the Company since May 2018. From 2018, he has been Chairman of Jiangsu Meijie Overseas Company. From 2016-2018, he served as general manager of Shanghai Yuanchi Jewelry Co., Ltd., a designer of fine jewelry. From 2013 to 2016, he served as Chief Executive Officer of Zhejiang Express Culture Media which was involved in the innovative development of the cultural industry. He has worked closely with Zhejiang Institute of Technology with respect to the development of a gem design course. Mr. Faxian Qian received a bachelor degree from Suzhou University in 1985 with a specialty in textiles.

Mr. Faxian Qian devotes approximately 25% of his business time to the affairs of the Company. The time Mr. Faxian Qian spends on the business affairs of the Company varies from week to week and is based upon the needs and requirements of the Company.

There are no material employment or other agreements between Mr. Faxian Qian and the Company.

The following table sets up the ending balance due to Mr. Faxian Qian as of December 31, 2025 and 2024, to comply with Item 404(d) of Regulation S-K.

Related parties	Relationship	As of December 31, 2025	As of December 31, 2024
Faxian Qian	Sole Director of the Company	$1,500	$1,500

The balances are unsecured, non-interest bearing, and due on demand.

Audit Committee and Audit Committee Financial Expert

We do not currently have an audit committee financial expert, nor do we have an audit committee. Our entire board of directors, which currently consists of Mr. Faxian Qian, handles the functions that would otherwise be handled by an audit committee. We do not currently have the capital resources to pay director fees to a qualified independent expert who would be willing to serve on our board and who would be willing to act as an audit committee financial expert. As our business expands and as we appoint others to our board of directors we expect that we will seek a qualified independent expert to become a member of our board of directors. Before retaining any such expert our board would make a determination as to whether such person is independent.

18

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Act of 1934 requires the Company’s officers and directors, and greater than 10% stockholders, to file reports of ownership and changes in ownership of its securities with the Securities and Exchange Commission. Copies of the reports are required by SEC regulation to be furnished to the Company. Based on management’s review of these reports during the fiscal year ended December 31, 2018, all reports required to be filed were filed on a timely basis.

Code of Ethics

Our board of directors has adopted a code of ethics that our officers, directors and any person who may perform similar functions are subject to. Currently Mr. Faxian Qian is our only officer and our sole director, therefore, he is the only person subject to the Code of Ethics. If we retain additional officers in the future to act as our principal financial officer, principal accounting officer, controller or persons serving similar functions, they would become subject to the Code of Ethics. The Code of Ethics does not indicate the consequences of a breach of the code. If there is a breach, the board of directors would review the facts and circumstances surrounding the breach and take action that it deems appropriate, which action may include dismissal of the employee who breached the code. Currently, since Mr. Faxian Qian serves as the sole director and sole officer, he is responsible for reviewing his own conduct under the Code of Ethics and determining what action to take in the event of his own breach of the Code of Ethics.

Item 6. Executive Compensation.

No past officer or director of the Company has received any compensation and none is due or payable. Our sole current officer and director, Faxian Qian, does not receive any compensation for the services he renders to the Company, has not received compensation in the past, and is not accruing any compensation pursuant to any agreement with the Company. We currently have no formal written salary arrangement with our sole officer. Mr. Faxian Qian may receive a salary or other compensation for services that he provides to the Company in the future. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

Option Grants. No option grants have been exercised by the executive officers or directors.

Aggregated Option Exercises and Fiscal Year-End Option Value. There have been no stock options exercised by the executive officers or directors.

Long-Term Incentive Plan (“LTIP”) Awards. There have been no awards made to a named executive officers or directors.

Corporate Governance

The Company does not have a compensation committee and it does not have an audit committee financial expert. It does not have a compensation committee because its Board of Directors consists of sole director and there is no compensation at this time. There is no independent audit committee financial expert because it is believed the cost related to retaining a financial expert at this time is prohibitive in the circumstances of the Company. Further, because there are only development stage operations occurring at the present time, it is believed the services of a financial expert are not warranted.

Employment Agreements

None.

DIRECTOR COMPENSATION

No past officer or director of the Company has received any compensation and none is due or payable. Our sole current officer and director, Faxian Qian, does not receive any compensation for the services he renders to the Company, has not received compensation in the past, and is not accruing any compensation pursuant to any agreement with the Company. We currently have no formal written salary arrangement with our sole officer. Mr. Faxian Qian may receive a salary or other compensation for services that he provides to the Company in the future. No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees.

19

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more officers serving as a member of our board of directors.

Item 7. Certain Relationships and Related Transactions.

Certain Relationships and Related Transactions

At June 30, 2026, the Company’s balance due to Faxian Qian, amount of $1,500, which represents amounts loaned to the Company to pay the Company’s expenses of operation. These advances are payable on demand.

The Company identified the Law Offices of Yimin Chen & Flushing, MS YOUNG Adventure Enterprise Inc., and Xizhen Zhu as related parties based on the totality of the facts and circumstances, including their business or personal relationships with Faxian Qian, the Company’s sole director, and the nature of the financing arrangements with the Company. Yimin Chen is the principal of the Law Offices of Yimin Chen & Flushing, and Susan Young is the owner of MS YOUNG Adventure Enterprise Inc. The financing arrangements included non-interest-bearing, unsecured, due-on-demand loans to the Company.

In addition, at December 31, 2024, the Company had loans outstanding from four related parties in the aggregate amount of $158,220, respectively, which represents amounts loaned to the Company to pay the Company’s expenses of operation. These loans are unsecured, non-interest bearing, and due on demand. On April 20, 2025, two of our related parties, Law Offices of Yimin Chen & Flushing and MS YOUNG Adventure Enterprise Inc transferred their loans of $24,300 and $131,745 to Xizhen Zhu, a related party of the Company, for a transfer price of RMB 1 each. At December 31, 2025, the Company had a related party loan outstanding in the amount of $156,045. Please see MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources, on Page 16 for a table of the nature of the relationship, transactions and the ending balances as of December 31, 2025 and 2024.

Director Independence

As of September 8, 2026, Faxian Qian was the sole director of the Company. Mr. Faxian Qian is not considered “independent” in accordance with rule 4200(a)(15) of the NASDAQ Marketplace Rules. We are not currently traded on NASDAQ and are therefore not required to comply with the NASDAQ Marketplace Rules.

Item 8. Legal Proceedings.

There are no legal proceedings material to our business or financial condition pending and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

Item 9. Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

Market for Registrant’s Common Equity

There is currently no public market for the Company’s securities. At such time as it qualifies, the Company may choose to apply for quotation of its securities on one of the OTC markets. At this time there is no liquidity for the Company’s common shares.

Options and Warrants

None of the shares of our common stock are subject to outstanding options or warrants.

Due to Related Party

At December 31, 2025 and 2024, the Company had outstanding advances from four related parties in the aggregate amount of $158,249 and $158,220, which represents amounts loaned to the Company to pay the Company’s expenses of operation. All such advances are non-interest bearing and due on demand.

Status of Outstanding Common Stock

As of December 31, 2025, we had a total of 4,038,658 shares of our common stock outstanding. 1,000,000 of these shares are currently held by Faxian Qian, who is an “affiliate” of the Company. We have not agreed to register any additional outstanding shares of our common stock under the Securities Act.

Holders

We have issued an aggregate of 4,038,658 shares of our common stock to approximately eight hundred and ninety one (891) record holders.

Dividends

We have not paid any dividends to date and have no plans to do so in the immediate future.

Purchases of Equity Securities

The Company has never purchased nor does it own any equity securities of any other issuer.

20

Equity Compensation Plan Information

As of the date of this registration statement, the Company has no equity compensation plans.

Stock Not Registered Under the Securities Act; Rule 144 Eligibility

Our Common Stock has not been registered under the Securities Act. Accordingly, the shares of Common Stock issued and outstanding may not be resold absent registration under the Securities Act and applicable state securities laws or an available exemption thereunder.

Rule 144

Shares of our common stock that are restricted securities will be eligible for resale in compliance with Rule 144 (“Rule 144”) or Rule 701 (“Rule 701”) of the Securities Act, subject to the requirements described below. “Restricted Securities,” as defined under Rule 144, were issued and sold by us in reliance on exemptions from the registration requirements of the Securities Act. These shares may be sold in the public market only if registered or if they qualify for an exemption from registration, such as Rule 144 or Rule 701. Below is a summary of the requirements for sales of our common stock pursuant to Rule 144, as in effect on the date of this Form 10, after the effectiveness of this Form 10.

Affiliates

Affiliates will be able to sell their shares under Rule 144 beginning 90 days after the effectiveness of this Form 10, subject to all other requirements of Rule 144. In general, under Rule 144, an affiliate would be entitled to sell within any three-month period a number of shares that does not exceed one percent of the number of shares of our common stock then outstanding. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

Persons who may be deemed to be our affiliates generally include individuals or entities that control, or are controlled by, or are under common control with, us and may include our directors and officers, as well as our significant stockholders.

Non-Affiliates

For a person who has not been deemed to have been one of our affiliates at any time during the 90 days preceding a sale, sales of our shares of common stock held longer than six months, but less than one year, will be subject only to the current public information requirement and can be sold under Rule 144 beginning 90 days after the effectiveness of this Form 10. A person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell the shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144 upon the effectiveness of this Form 10.

Item 10. Recent Sales of Unregistered Securities.

None

Item 11. Description of Registrant’s Securities to be Registered.

The following description of our common stock is a summary. You should refer to our amended and restated articles of incorporation and the amendments thereto for the actual terms of our common stock.

Authorized Capital Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value of $0.001 per share. As of the date of this Registration Statement, there are 4,038,658 shares of common stock outstanding.

The holders of our common stock are entitled to one vote per share on all matters to be voted on by the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets. There are no sinking fund provisions applicable to the common stock. Our common stock has no preemptive or conversion rights or other subscription rights. Holders of our common stock are not entitled to cumulative voting of their stock in connection with the election of directors. The board of directors has the authority to issue the authorized but unissued shares of our common stock without action by the stockholders. The issuance of any such shares would reduce the percentage ownership held by existing stockholders and may dilute the book value of their shares.

Transfer Agent and Registrar

Equity Stock Transfer is the transfer agent and registrar for our common stock.

21

Item 12. Indemnification of Directors and Officers.

Our bylaws provide that the Company shall indemnify its directors and may cause the Company to indemnify a director or former director of a corporation of which the Company is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director of the Company or a director of such corporation, including an action brought by the Company or corporation. In addition, the Company may indemnify an officer, employee or agent of the Company or of a corporation of which the Company is or was a shareholder, and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Company or corporation. In addition, the Company shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full-time employee of the Company and notwithstanding that he is also a director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 13. Financial Statements and Supplementary Data.

The Company is a smaller reporting company in accordance with Regulation S-X. The financial statements of the Company are filed under Item 15, beginning on page F-1.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are not and have not been any disagreements between the Company and its independent accountants on any matter of accounting principles, practices or financial statement disclosure

Item 15. Financial Statements and Exhibits.

(a) Financial Statements and Schedule

(a) List separately all financial statements filed as part of the registration statement. (b) Furnish the exhibits required by Item 601 of Regulation S-K (§229.601 of this chapter).

We have filed the following documents as part of this Registration Statement on Form 10:

Financial Statements

Our financial statements are included beginning on page F-1 of this Registration Statement.

Annual Financial Statements (audited):

Interim Financial Statements (unaudited)

22

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of

JS Beauty Land Network Technology, Inc. and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of JS Beauty Land Network Technology, Inc. and Subsidiaries (the Company) as of December 31, 2025 and 2024, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for the years ended December 31, 2025 and 2024, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years ended December 31, 2025 and 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ HHC

We have served as the Company’s auditor since 2024.

Forest Hills, New York

July 27, 2026

PCAOB ID #5867

F-1

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	NOTE	December 31, 2025	December 31, 2024

ASSETS

Current Assets
Cash and cash equivalents		$60,479	$683,833
Advances to suppliers	4	733	50,302
Other receivables	5	177,147	27,533
Total Current Assets		238,359	761,668

Right-of-use asset		48,808	100,612
Equipment, Net	3	17,481	28,124

Total Assets		$304,648	$890,404

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Accrued liabilities	6	$154,998	$287,352
Due to related parties	7	158,249	158,220
Other payables		10,410	11,868
Lease liability – current	10	43,877	53,852
Total Current Liabilities		367,534	511,292

Lease liability – non-current	10	-	42,036

Total Liabilities		$367,534	553,328

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; nil shares issued and outstanding at December 31, 2025 and 2024	9	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 4,038,658 shares issued and outstanding at December 31, 2025 and 2024	9	4,039	4,039
Additional paid-in capital		2,775,242	2,775,242
Accumulated deficit		(2,844,089)	(2,431,066)
Accumulated other comprehensive income		15,592	27

Total JS Beauty Land Network Technology Inc.’s Equity		$(49,216)	348,242

Non-controlling interest		(13,670)	(11,166)

Total Stockholders’ Equity		(62,886)	337,076

Total Liabilities and Stockholders’ Equity		$304,648	$890,404

The accompanying notes are an integral part of the consolidated financial statements.

F-2

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

		For the Years Ended December 31,
	NOTE	2025	2024

Revenue		$-	$-

Cost of Revenue		-	-

Gross Profit		-	-

Operating Expenses

Selling expense		-	-

General and administrative		284,364	347,011

Total Operating Expenses		284,364	347,011

Operating Loss		(284,364)	(347,011)

Other Income (Expense)

Interest income		2,540	2,065

Investment loss	12	(133,552)	(71,673)

Other income (expense)		(347)	-

Other Income (Expense), net		(131,359)	(69,608)

Loss Before Income Taxes		(415,723)	(416,619)

Income Tax Expense	8	-	-

Net Loss		$(415,723)	$(416,619)

Less: net income (loss) attributable to non-controlling interest		(2,700)	(2,322)
Net Loss Attributable to JS Beauty Land Network Technology Inc.		(413,023)	(414,297)

Other Comprehensive Income (Loss)

Foreign currency translation adjustment		15,761	(24,308)

Less: foreign currency translation adjustment attributable to non-controlling interest		196	38

Total Comprehensive Loss Attributable to JS Beauty Land Network Technology Inc.		$(397,458)	$(438,643)

Loss per share - basic and diluted		$(0.10)	$(0.10)

Weighted average shares - basic and diluted		4,038,658	4,038,658

The accompanying notes are an integral part of the consolidated financial statements.

F-3

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

			Additional		Accumulated Other		Total
	Common Stock		Paid-in	Accumulated	Comprehensive	Noncontrolling	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Interest	Equity

Balance as of December 31, 2023	4,038,658	$4,039	$2,775,242	$(2,016,769)	$24,373	$(8,882)	$778,003

Net loss	-	-	-	(414,297)	-	(2,322)	(416,619)

Accumulated other comprehensive income	-	-	-	-	(24,346)	38	(24,308)

Balance as of December 31, 2024	4,038,658	4,039	2,775,242	(2,431,066)	27	(11,166)	337,076

Net loss	-	-	-	(413,023)	-	(2,700)	(415,723)

Accumulated other comprehensive income	-	-	-	-	15,565	196	15,761

Balance as of December 31, 2025	4,038,658	$4,039	$2,775,242	$(2,844,089)	$15,592	$(13,670)	$(62,886)

The accompanying notes are an integral part of the consolidated financial statements.

F-4

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES

Net loss	$(415,723)	$(416,619)
Non-cash adjustment to reconcile net loss to net cash:

Depreciation	11,553	11,540
Imputed interest expense	2,883	1,371
Amortization of ROU asset and interest accrued related to leases	54,689	61,860

Changes in Operating Assets and Liabilities:
Other receivables	(1,235)	-
Advances to suppliers	49,600	(44,041)
Accrued liabilities	(132,355)	110,785
Lease liability	(57,572)	(62,796)
Tax payable	(4,029)	(4,496)
Other payables	(1,924)	1,922

NET CASH USED IN OPERATING ACTIVITIES	(494,113)	(340,474)

CASH FLOWS FROM INVESTING ACTIVITIES

Loan to third party	(139,130)	-
Proceeds from due from related parties	-	625,373

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(139,130)	625,373

CASH FLOWS FROM FINANCING ACTIVITIES

NET CASH PROVIDED BY FINANCING ACTIVITIES	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(633,243)	284,899

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	9,889	(14,305)

CASH AND CASH EQUIVALENTS:

Cash and cash equivalents, Beginning	683,833	413,239

Cash and cash equivalents, Ending	$60,479	$683,833

SUPPLEMENTAL DISCLOSURES:
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-

The accompanying notes are an integral part of the consolidated financial statements.

F-5

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

JS Beauty Land Network Technology Inc. (the “Company” or “JS” or “We” or “Us”) is a Nevada corporation incorporated on May 8, 2018. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

On August 6, 2018, the Company and an unrelated third party jointly established a subsidiary, Jiangsu Meiyunmei Technology Inc. (“MYM”), in the People’s Republic of China (“PRC” or “China”), with the Company holding a 99% equity interest. MYM was initially formed to operate jewelry manufacturing facilities and to retail fashionable products in China, with a focus on fine emerald and jade jewelry. Its business model included both physical retail and online sales channels, targeting high-end consumers as well as investors and collectors of fine jade jewelry. MYM commenced retail jewelry sales in November 2018 but ceased such operations in 2022. Currently, MYM does not have any substantive business operations.

BASIS OF PRESENTATION

These financial statements are prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The Company’s consolidated financial statements include the financial statements of JS and its (dormant) subsidiary, MYM.

All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the consolidated financial statements have been included.

NON-CONTROLLING INTEREST

Non-controlling interest represents the individual shareholder’s proportionate share of 1% of equity interest in Jiangsu Meiyunmei Technology Inc.

USE OF ESTIMATES

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

For financial reporting purposes, the Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

F-6

ADVANCES TO SUPPLIERS

Advances to suppliers are prepayments made to suppliers for goods or services that the Company has not yet received. These payments are recorded as current assets on the balance sheet until the goods or services are delivered: Advances to suppliers mainly consist of prepayments of consultant, professional fees and rental fees.

OTHER RECEIVABLES

Other receivables mainly consist of rental deposits, which are stated at the historical carrying amounts. The Company makes estimates of expected credit loss for the allowance of other receivables upon its assessment of various factors, including the financial conditions of the counterparties, current economic conditions, reasonable forecasts of future economic conditions and other factors that may affect its ability to collect from the counterparties. Uncollectible other receivables are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined that it is probable the balance will not be collected.

EQUIPMENT

Equipment is stated at cost less accumulated depreciation and impairment, if any. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Items	Useful life
Office equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and improvements which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in earning at the time of its retirement or being sold.

REVENUE RECOGNITION

The Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“Topic ASC 606”). The Topic ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

The Company recognizes revenue in accordance with that core principle by applying the following five steps:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the control of the promised goods and services is transferred to the customers, which at a point in time or over time as appropriate. The Company would recognize its revenue at a point in time for the periods present.

Our revenue from MYM would net of value added tax (“VAT”) collected on behalf of the PRC tax authorities in respect to the sales of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the accompanying consolidated balance sheets until it is paid to the relevant PRC tax authorities.

For the years ended December 31, 2025 and 2024, the Company has no revenue.

F-7

LEASE

The Company stated lease transactions in accordance with the FASB ASC Topic 842 Leases.

Identify a Lease

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

Lease Classification

Lease classification for leases under which the Company is a lessor is evaluated at lease commencement. Leases qualify as sales-type leases if the contract includes either transfer of ownership clauses, certain purchase options, a lease term representing a major part of the economic life of the asset, or the present value of the lease payments and residual guarantees provided by the lessee exceeds substantially all of the fair value of the asset. Additionally, leasing an asset so specialized that it is not deemed to have any value to the Company at the end of the lease term may also result in classification as a sales-type lease. Leases qualify as direct financing leases when the present value of the lease payments and residual value guarantees provided by the lessee and unrelated third parties exceeds substantially all of the fair value of the asset and collection of the payments is probable. Leases not classified as sales-type leases or direct financing leases are classified as operating leases. There are not leases under which the Company is a lessor during the periods of the accompanying financial statements.

Lease classification for leases under which the Company is a lessee is evaluated at lease commencement as finance or operating leases. Leases qualify as finance leases if the lease transfers ownership of the asset at the end of the lease term, the lease grants an option to purchase the asset that the Company is reasonably certain to exercise, the lease term is for a major part of the remaining economic life of the asset, or the present value of the lease payments exceeds substantially all of the fair value of the asset. Leases that do not qualify as finance leases are deemed to be operating leases.

In accordance with the FASB ASC Topic 842, the Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease and recognizes in profit or loss the lease cost or expense during the lease term. As an accounting policy, the Company elects not to recognize a right-of-use asset and a lease liability to a short-term lease which with a term of 12 months or less, instead it recognizes the lease payments in profit or loss on a straight-line basis over the lease term. Variable lease payments are recorded in earnings in the period in which the obligation for those payments is incurred. The Company generally uses an incremental borrowing rate as discount rate to measure its lease liabilities, as the rate implicit in the lease is typically not readily determinable. Certain lease agreements include renewal options that are under the Company’s control. The Company includes optional renewal periods in the lease term only when it is reasonably certain that the Company will exercise its option.

Right-of-use Assets

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Lease Liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise. Lease liability is measured at amortized cost using the effective interest rate method. It is re-measured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

F-8

LONG-LIVED ASSETS AND RIGHT OF USE ASSETS IMPAIRMENT

The Company evaluates long-lived assets held and used, including right of use assets, other than intangible assets with indefinite lives, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Asset groups are determined at the lowest level for which identifiable cash flows are largely independent from cash flows of other groups of assets and liabilities. Recoverability of an assets group to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cashflows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There was no impairment charge for the years ended December 31, 2025 and 2024.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is considered to be the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The three levels of input may be used to measure fair value include:

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2	Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.
Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s short-term financial instruments include cash, prepayments, receivables, amounts due from related parties, payables, other current liabilities, and amounts due to related parties. The carrying amounts of these short-term financial instruments approximate their fair value due to the short-term maturity of these instruments.

INCOME TAXES

The Company is governed by the Income Tax Law and associated legislations of the PRC. The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes” which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

According to ASC 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

F-9

NET LOSS PER SHARE

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. For purposes of the diluted net loss per share calculation, preferred stock, stock options, restricted stock and warrants are considered to be potentially dilutive securities if these securities had been issued during the periods and if the shares were dilutive. For the years ended December 31, 2025 and 2024, there are no potential dilutive securities have been issued and outstanding. For the years ended December 31, 2025 and 2024, the Company had net loss per common share, basic and diluted of $(0.10) and $(0.10), respectively.

FOREIGN CURRENCY TRANSLATION

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using Renminbi (“RMB”), the local currency, as the functional currency. Our financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in statement of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of operations and comprehensive income.

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	December 31, 2025		December 31, 2024

Period-end spot rate	US$	1=RMB 6.9931	US$	1=RMB 7.2993

Average rate for the years ended	US$	1=RMB 7.1875	US$	1=RMB 7.1957

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

For the years ended December 31, 2025 and 2024 foreign currency translation adjustments of $15,761 and $(24,308) respectively, have been reported as other comprehensive income (loss) in the consolidated financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2023, the FASB issued a new standard to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for us beginning with our annual reporting for fiscal year 2026, with early adoption permitted. We are currently evaluating the impact of this standard on our income tax disclosures.

F-10

In November 2024, the FASB issued a new standard to expand disclosures about income statement expenses. The guidance requires disaggregation of certain costs and expenses included in each relevant expense caption on our consolidated income statements in a separate note to the financial statements at each interim and annual reporting period, including amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization. The standard will be effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. We are currently evaluating the impact of this standard on our disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 - RISKS AND UNCERTAINTIES

The Company currently has no substantive business operations, and in the processing of seeking new and profitable business to engage, which brings uncertainty and risks in the future.

The Company incurs expense transactions that are denominated in RMB. A portion of the Company’s subsidiary’s assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies that require certain supporting documentation in order to affect the remittance.

As of December 31, 2025 and 2024, $58,696 and $602,325 of the Company’s cash were on deposit at financial institutions in the PRC where there currently is a rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. The Company’s bank account in the PRC is protected by deposit insurance up to RMB 500,000. However, the Company has not experienced any such losses and believes it is not exposed to any significant risks on its cash in bank accounts.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and other receivables. Cash amounted to $60,479 and $683,833 as of December 31, 2025 and 2024, respectively. Other receivables amounted to $177,147 and $27,533 as of December 31, 2025 and 2024, respectively.

NOTE 3 – EQUIPMENT

Equipment consists of office equipment. As of December 31, 2025 and 2024, the Company recorded $77,436 and $74,188 at the cost and less accumulated depreciation of $59,955 and $46,064, respectively. For the years ended December 31, 2025 and 2024, the Company recorded depreciation expenses amounted to $11,553 and $11,540, respectively.

NOTE 4 – ADVANCES TO SUPPLIERS

Advances to suppliers are mainly prepaid service fees and rent. As of December 31, 2025 and 2024, advances to suppliers were $733 and $50,302, respectively.

NOTE 5 – OTHER RECEIVABLES

Other receivables are mainly VAT credit, rent deposit, loan to third party and interest receivable. As of December 31, 2025 and 2024, other receivables were $177,147 and $27,533, respectively.

On December 4, 2025, MYM granted a $139,130 loan to an external third party with a six-month tenor and a 12% annual interest rate. The full principal and accrued interest on this loan had been completely repaid as at April 12, 2026.

F-11

NOTE 6 – ACCRUED LIABILITIES

Accrued liabilities are mainly the professional service fee included lawyers, auditors, stock transfer. and consulting services for listing in the public market. As of December 31, 2025 and 2024, accrued liabilities was $154,998 and $287,352, respectively.

NOTE 7 - RELATED PARTIES

Due to related parties represents loans from related parties. These loans are unsecured, non-interest bearing, and due on demand.

On April 20, 2025, two of our related parties, Law Offices of Yimin Chen & Flushing and MS YOUNG Adventure Enterprise Inc transferred their loans of $24,300 and $131,745 to Xizhen Zhu, a related party of the Company, for a transfer price of RMB 1 each. At December 31, 2025 and 2024, the Company had a related party loan with Xizhen Zhu in the amount of $156,045 and $0, respectively.

The following table sets forth the nature of the relationship, transactions and the ending balances as of December 31, 2025 and 2024.

Related parties	Relationship	December 31, 2025	December 31, 2024
Faxian Qian	Director of the Company	$1,500	$1,500
Yan Cheng Dafeng Zesheng Technologies Co., Ltd.	Its shareholder is director of the Company	704	675
Law Offices of Yimin Chen & Flushing	A professional service provider that had significant influence to the Company in early years	-	24,300
MS YOUNG Adventure Enterprise Inc.	Has a common management who has significant influence to both the Company and this party.	-	131,745
Xizhen Zhu	A professional service provider that had cooperative relationship and significant influence to the Company	156,045	-
Total		$158,249	$158,220

NOTE 8 – INCOME TAX

The United States

The Company is incorporated in United States and is subject to corporate income tax rate of 21%.

The PRC

Under the Provisional Regulations of The People’s Republic of China Concerning Income Tax on Enterprises promulgated by the PRC, which took effect on January 1, 2008, domestic and foreign companies pay a unified corporate income tax of 25%, except for a 15% corporate income tax rate for qualified high technology and science enterprises.

The new EIT Law also imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise to its immediate holding company outside of China, if such immediate holding company is considered as a non-resident enterprise without any establishment or place within China or if the received dividends have no connection with the establishment or place of such immediate holding company within China, unless such immediate holding company’s jurisdiction of incorporation has a tax treaty with China that provides for a different withholding arrangement. Such withholding income tax was exempted under the previous income tax regulations.

Notwithstanding the foregoing, the Company has no China operations and incurs no China income tax.

F-12

Loss before income taxes consist of:

	For the Year Ended December 31, 2025	For the Year Ended December 31, 2024
Non-PRC	$(145,771)	$(184,436)
PRC	(269,952)	(232,183)
	$(415,723)	$(416,619)

The components of deferred taxes are as follows at December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Deferred tax assets before valuation allowance	$600,762	$503,869
Valuation allowance	(600,762)	(503,869)
Deferred tax assets, non-current portion, net	$-	$-

JS Beauty Land Network Technology Inc. is subject to U.S. federal and applicable state income tax laws. The Company evaluated the deferred tax effects of losses and other temporary differences generated by its U.S. and PRC operations. Due to uncertainty regarding realization of related deferred tax assets, management recorded a full valuation allowance against the related deferred tax assets. Accordingly, no net deferred tax asset was recognized as of December 31, 2025 and 2024.

A reconciliation between the income tax computed at the U.S. statutory rate and the Company’s income tax provision is as follows:

	December 31, 2025	December 31, 2024
Tax expense at statutory rate - US	21%	21%
Foreign income not recognized in the U.S.	(21)%	(21)%
PRC enterprise income tax rate	25%	25%
Loss not subject to income tax	(25)%	(25)%
Effective income tax rates	-%	-%

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, both with a par value at $0.001 per share. There is no preferred stock issued and outstanding as of December 31, 2025 and 2024. There are 4,038,658 shares of common stock issued and outstanding as of December 31, 2025 and 2024, respectively.

NOTE 10 – LEASE

In November 2022, MYM entered into contract with Nanjing Dongfang Shihua Real Estate Co., Ltd. to lease a place for use of office of the Company. The contract was considered a lease with lease term initially from November 1, 2022 to October 31, 2024 (“Lease Term 2022”), and renewed from November 1, 2024 to October 31, 2026 on November 2024 (“Lease Term 2024”). The fixed monthly rental payment of Lease Term 2022 was approximately $5,748 (RMB 39,647), and $5,269 (RMB 36,345) of Lease Term 2024. Lease Term 2022 and Lease Term 2024 could not be combined as a single lease term because both parties of the contract do not have exclusive option to extend without further negotiation to new agreement, included but not limited to the price, the renewed term and size of the space.

F-13

For the years ended December 31, 2025 and 2024, the Company recognized approximately $54,689 and $61,860 in total lease costs, respectively.

Information related to the operating lease are as follows:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Cash paid for operating lease liabilities	$57,572	$47,048
Remaining lease term	0.83	1.83
Discount rate	4.75%	4.75%

The Company reported right-of-use asset and the operating lease liabilities as of December 31, 2025 and 2024 as below:

	As of December 31, 2025	As of December 31, 2024
Right-of-Use assets	$48,808	$100,612
Total operating lease assets	$48,808	$100,612

Current operating lease liabilities	$43,877	$53,852
Non-current operating lease liabilities	-	42,036
Total operating lease liabilities	$43,877	$95,888

The following table presents the Company’s minimum undiscounted cash payments for this operating lease for each of the following years ending December 31:

2026 (10 months left)	$44,379
2027	-
2028	-
2029	-
2030 and thereafter	-
Total undiscounted lease payments	44,379
Less: interest accrued	(502)
Total lease liabilities	$43,877

NOTE 11 – STATUTORY RESERVES

In accordance with the laws applicable to the enterprises established in the PRC, the Company’s subsidiary MYM has to make appropriations from their after-tax profits (as determined under generally accepted accounting principles in the PRC (“PRC GAAP”) to statutory surplus reserve funds. The appropriation to the surplus reserve fund must be at least 10% of the after-tax profits calculated in accordance with the PRC GAAP. Appropriation is not required if the balance of statutory surplus reserve fund has reached 50% of the registered capital of the company.

The statutory surplus reserves can be used to expansion the business, increasing the registered capital, or offset the accumulated loss, generally cannot be distributed to shareholders.

MYM has not been generated any after-tax profit under the PRC-GAAP since it was incorporated, no statutory surplus reserves were appropriated during the periods present and nil balances as of December 31, 2025 and 2024.

NOTE 12 – INVESTMENT LOSS

During the fiscal years of 2025 and 2024, the Company incurred an investment loss of $133,552 and $71,673, respectively, which resulted from adverse price movements in connection with investments in commodity futures traded on regulated financial derivative markets.

F-14

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

	NOTE	June 30, 2026	December 31, 2025
		(Unaudited)
ASSETS
Current Assets
Cash		$26,272	$60,479
Advances to suppliers	4	755	733
Other receivables	5	35,671	177,147
Total Current Assets		62,698	238,359

Right-of-use asset		20,329	48,808
Equipment, Net	3	11,898	17,481

Total Assets		$94,925	$304,648

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accrued liabilities	6	$92,255	$154,998
Due to related parties	7	169,000	158,249
Other payables		-	10,410
Lease liability – current	9	15,247	43,877
Total Current Liabilities		276,502	367,534

Lease liability – non-current	9	-	-

Total Liabilities		$276,502	367,534

Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; nil shares issued and outstanding at June 30, 2026 and December 31, 2025	8	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 4,038,658 shares issued and outstanding at June 30, 2026 and December 31, 2025	8	4,039	4,039
Additional paid-in capital		2,775,242	2,775,242
Accumulated deficit		(2,967,532)	(2,844,089)
Accumulated other comprehensive income		20,722	15,592

Total JS Beauty Land Network Technology Inc.’s Equity		$(167,529)	(49,216)

Non-controlling interest		(14,048)	(13,670)

Total Stockholders’ Equity		(181,577)	(62,886)

Total Liabilities and Stockholders’ Equity		$94,925	$304,648

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-15

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	NOTE	For the Three Months ended June 30,		For the Six Months ended June 30,
		2026	2025	2026	2025

Revenue		$-	$-	$-	$-
Cost of Revenue		-	-	-	-
Gross Profit		-	-	-	-

Operating Expenses
Selling expense				-	-
General and administrative		65,370	66,757	130,024	134,398
Total Operating Expenses		65,370	66,757	130,024	134,398

Operating Loss		(65,370)	(66,757)	(130,024)	(134,398)

Other Income (Expense)
Interest income		59	583	3,612	1,484
Investment loss	11	-	(7,830)	-	(132,611)
Unrealized investment loss	11	-	47,049	-	-
Other income (expense)		(242)	(196)	2,342	(397)
Other Income (Expense), net		(183)	39,606	5,954	(131,524)

Loss Before Income Taxes		(65,553)	(27,151)	(124,070)	(265,922)

Income Tax Expense		-	-	-	-

Net Loss		$(65,553)	$(27,151)	$(124,070)	$(265,922)

Less: net loss attributable to non-controlling interest		(346)	27	(627)	(2,035)
Net Loss Attributable to JS Beauty Land Network Technology Inc.		(65,207)	(27,178)	(123,443)	(263,887)

Other Comprehensive Income (Loss):
Foreign currency translation adjustment		2,384	5,347	5,379	8,591

Less: foreign currency translation adjustment attributable to non-controlling interest		23	54	249	124
Total Comprehensive Loss Attributable to JS Beauty Land Network Technology Inc.		$(62,846)	$(21,885)	$(118,313)	$(255,420)

Loss per share - basic and diluted		$(0.02)	$(0.01)	$(0.03)	$(0.07)

Weighted average shares-
basic and diluted		4,038,658	4,038,658	4,038,658	4,038,658

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-16

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months ended June 30,
	2026	2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(124,070)	$(265,922)
Non-cash adjustment to reconcile net loss to net cash:
Depreciation	6,050	5,725
Imputed interest expense	338	943
Amortization of ROU asset and interest accrued related to leases	29,638	26,789
Changes in Operating Assets and Liabilities:
Other receivables	1,293	-
Accrued liabilities	(62,741)	(67,200)
Lease Liability	(29,976)	(27,732)
Tax payable	(1,764)	(2,020)
Other payables	-	(1,907)

NET CASH USED IN OPERATING ACTIVITIES	(181,232)	(331,324)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from loan to third party	145,722	-

NET CASH PROVIDED BY INVESTING ACTIVITIES	145,722	-

CASH FLOWS FROM FINANCING ACTIVITIES

NET CASH PROVIDED BY(USED IN) FINANCING ACTIVITIES	-	-

NET DECREASE IN CASH	(35,510)	(331,324)

EFFECT OF EXCHANGE RATE ON CASH	1,303	7,695

CASH:

Cash Balance, Beginning of Period	60,479	683,833

Cash Balance, End of Period	$26,272	$360,204

SUPPLEMENTAL DISCLOSURES:
Cash paid for income tax	$-	$-
Cash paid for interest	$-	$-
Non-cash assignment of liabilities to a related party	$10,609	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-17

JS BEAUTY LAND NETWORK TECHNOLOGY INC. AND SUBSIDIARY

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF OPERATIONS

JS Beauty Land Network Technology Inc. (the “Company” or “JS” or “We” or “Us”) is a Nevada corporation incorporated on May 8, 2018. The Company was formed as a US corporation to use as a vehicle for raising equity both in the United States and abroad.

On August 6, 2018, the Company and an unrelated third party jointly established a subsidiary, Jiangsu Meiyunmei Technology Inc. (“MYM”), in the People’s Republic of China (“PRC” or “China”), with the Company holding a 99% equity interest. MYM was initially formed to operate jewelry manufacturing facilities and to retail fashionable products in China, with a focus on fine emerald and jade jewelry. Its business model included both physical retail and online sales channels, targeting high-end consumers as well as investors and collectors of fine jade jewelry. MYM commenced retail jewelry sales in November 2018 but ceased such operations in 2022. Currently, MYM does not have any substantive business operations.

BASIS OF PRESENTATION

The Company’s unaudited condensed consolidated financial statements are prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) and in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The unaudited condensed consolidated financial statements include the financial statements of JS and its subsidiary MYM. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair presentation of the unaudited condensed consolidated financial statements have been included.

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s unaudited condensed financial statements. Such unaudited financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to US GAAP in all material respects and have been consistently applied in preparing the accompanying unaudited financial statements.

Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with U.S. GAAP were omitted pursuant to such rules and regulations. The results for the period ended June 30, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026.

NON-CONTROLLING INTEREST

Non-controlling interest represents the individual shareholder’s proportionate share of 1% of equity interest in Jiangsu Meiyunmei Technology Inc.

F-18

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

RECLASSIFICATION

Certain prior period amounts have been reclassified to conform to the current period presentation.

CASH

For financial reporting purposes, the Company considers all highly liquid financial instruments with an original maturity of three months or less to be cash equivalents. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant risks on its cash in bank accounts.

ADVANCES TO SUPPLIERS

Advances to suppliers are prepayments made to suppliers for goods or services that the Company has not yet received. These payments are recorded as current assets on the balance sheet until the goods or services are delivered. Advances to suppliers mainly consist of prepayments of consultant, professional fees and rental fees.

OTHER RECEIVABLES

Other receivables mainly consist of rental deposits, which are stated at the historical carrying amounts. The Company makes estimates of expected credit loss for the allowance of other receivables upon its assessment of various factors, including the financial conditions of the counterparties, current economic conditions, reasonable forecasts of future economic conditions and other factors that may affect its ability to collect from the counterparties. Uncollectible other receivables are written off when a settlement is reached for an amount that is less than the outstanding historical balance or when the Company has determined that it is probable the balance will not be collected.

EQUIPMENT

Equipment is stated at cost less accumulated depreciation and impairment, if any. The straight-line depreciation method is used to compute depreciation over the estimated useful lives of the assets, as follows:

Items	Useful life
Office equipment	3-5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and improvements which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is recognized in earning at the time of its retirement or being sold.

REVENUE RECOGNITION

The Company adopted Accounting Standards Codification (“ASC”) 606, Revenue from Contracts with Customers (“Topic ASC 606”). The Topic ASC 606 establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied.

F-19

The Company recognizes revenue in accordance with that core principle by applying the following five steps:

Step 1: Identify the contract

Step 2: Identify the performance obligations

Step 3: Determine the transaction price

Step 4: Allocate the transaction price

Step 5: Recognize revenue

The transaction price is allocated to each performance obligation on a relative standalone selling price basis. The transaction price allocated to each performance obligation is recognized when that performance obligation is satisfied by the control of the promised goods and services is transferred to the customers, which at a point in time or over time as appropriate. The Company would recognize its revenue at a point in time for the periods present.

Our revenue from MYM would net of value added tax (“VAT”) collected on behalf of the PRC tax authorities in respect to the sales of merchandise. VAT collected from customers, net of VAT paid for purchases, is recorded as a liability in the accompanying consolidated balance sheets until it is paid to the relevant PRC tax authorities.

For the three and six months ended June 30, 2026 and 2025, the Company has no revenue.

LEASE

The Company stated lease transactions in accordance with the FASB ASC Topic 842 Leases.

Identify a Lease

At inception of a contract, the Company assesses whether a contract is, or contains, a lease. A contract is or contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange of a consideration. To assess whether a contract is or contains a lease, the Company assess whether the contract involves the use of an identified asset, whether it has the right to obtain substantially all the economic benefits from the use of the asset and whether it has the right to control the use of the asset.

Lease Classification

Lease classification for leases under which the Company is a lessor is evaluated at lease commencement. Leases qualify as sales-type leases if the contract includes either transfer of ownership clauses, certain purchase options, a lease term representing a major part of the economic life of the asset, or the present value of the lease payments and residual guarantees provided by the lessee exceeds substantially all of the fair value of the asset. Additionally, leasing an asset so specialized that it is not deemed to have any value to the Company at the end of the lease term may also result in classification as a sales-type lease. Leases qualify as direct financing leases when the present value of the lease payments and residual value guarantees provided by the lessee and unrelated third parties exceeds substantially all of the fair value of the asset and collection of the payments is probable. Leases not classified as sales-type leases or direct financing leases are classified as operating leases. There are not leases under which the Company is a lessor during the periods of the accompanying financial statements.

Lease classification for leases under which the Company is a lessee is evaluated at lease commencement as finance or operating leases. Leases qualify as finance leases if the lease transfers ownership of the asset at the end of the lease term, the lease grants an option to purchase the asset that the Company is reasonably certain to exercise, the lease term is for a major part of the remaining economic life of the asset, or the present value of the lease payments exceeds substantially all of the fair value of the asset. Leases that do not qualify as finance leases are deemed to be operating leases.

In accordance with the FASB ASC Topic 842, the Company recognizes a right-of-use asset and a lease liability at the commencement date of the lease and recognizes in profit or loss the lease cost or expense during the lease term. As an accounting policy, the Company elects not to recognize a right-of-use asset and a lease liability to a short-term lease which with a term of 12 months or less, instead it recognizes the lease payments in profit or loss on a straight-line basis over the lease term. Variable lease payments are recorded in earnings in the period in which the obligation for those payments is incurred. The Company generally uses an incremental borrowing rate as discount rate to measure its lease liabilities, as the rate implicit in the lease is typically not readily determinable. Certain lease agreements include renewal options that are under the Company’s control. The Company includes optional renewal periods in the lease term only when it is reasonably certain that the Company will exercise its option.

F-20

Right-of-use Assets

The right-of-use asset is initially measured at cost, which comprises the initial amount of the lease liability adjusted for any lease payments made at or before the commencement date, plus any initial direct costs incurred and less any lease incentive received.

Lease Liabilities

Lease liability is initially measured at the present value of the outstanding lease payments at the commencement date, discounted using the Company’s incremental borrowing rate. Lease payments included in the measurement of the lease liability comprise fixed lease payments, variable lease payments that depend on an index or a rate, amounts expected to be payable under a residual value guarantee and any exercise price under a purchase option that the Company is reasonably certain to exercise. Lease liability is measured at amortized cost using the effective interest rate method. It is re-measured when there is a change in future lease payments, if there is a change in the estimate of the amount expected to be payable under a residual value guarantee, or if there is any change in the Company assessment of option purchases, contract extensions or termination options.

LONG-LIVED ASSETS AND RIGHT OF USE ASSETS IMPAIRMENT

The Company evaluates long-lived assets held and used, including right of use assets, other than intangible assets with indefinite lives, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Asset groups are determined at the lowest level for which identifiable cash flows are largely independent from cash flows of other groups of assets and liabilities. Recoverability of an assets group to be held and used is evaluated by a comparison of the carrying amount of an asset to its estimated future undiscounted cashflows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. There was no impairment charge for the three and six months ended June 30, 2026 and 2025.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value is considered to be the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Company considers the principal or most advantageous market in which it would transact and considers assumptions that market participants would use when pricing the asset or liability. The established fair value hierarchy requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The three levels of input may be used to measure fair value include:

Level 1	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.
Level 2	Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.
Level 3	Applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s short-term financial instruments include cash, prepayments, receivables, amounts due from related parties, payables, other current liabilities, and amounts due to related parties. The carrying amounts of these short-term financial instruments approximate their fair value due to the short-term maturity of these instruments.

F-21

INCOME TAXES

The Company is governed by the Income Tax Law and associated legislations of the PRC. The Company accounts for income taxes in accordance with FASB ASC 740 “Income Taxes”, which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets is dependent upon future earnings, if any, of which the timing and amount are uncertain.

According to ASC 740, the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50% likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures, and transition.

NET LOSS PER SHARE

Basic net loss per share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding during the period, without consideration for potentially dilutive securities. For purposes of the diluted net loss per share calculation, preferred stock, stock options, restricted stock and warrants are considered to be potentially dilutive securities if these securities had been issued during the periods and if the shares were dilutive. For the six months ended June 30, 2026 and 2025, there are no potential dilutive securities have been issued and outstanding. For the three months ended June 30, 2026 and 2025, the Company had net loss per common share, basic and diluted of $(0.02) and $(0.01), respectively. For the six months ended June 30, 2026 and 2025, the Company had net loss per common share, basic and diluted of $(0.03) and $(0.07), respectively.

FOREIGN CURRENCY TRANSLATION

The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using Renminbi (“RMB”), the local currency, as the functional currency. Our financial statements are reported using U.S. Dollars. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at the historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in statement of changes in equity. Gains and losses from foreign currency transactions are included in the consolidated statement of operations and comprehensive income.

F-22

The value of RMB against US$ and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of US$ reporting. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	June 30, 2026 (Unaudited)		December 31, 2025
Period-end spot rate	US$	1=RMB 6.7851	US$	1=RMB 6.9931

	June 30, 2026 (Unaudited)		June 30, 2025
Average rate for the six months ended	US$	1=RMB 6.8624	US$	1=RMB 7.2526

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into USD at the rates used in translation.

For the three months ended June 30, 2026 and 2025 foreign currency translation adjustments of $2,407 and $5,401 respectively, have been reported as other comprehensive income (loss) in the consolidated financial statements. For the six months ended June 30, 2026 and 2025 foreign currency translation adjustments of $5,628 and $8,715 respectively, have been reported as other comprehensive income (loss) in the consolidated financial statements.

RECENT ACCOUNTING PRONOUNCEMENTS

In December 2023, the FASB issued a new standard to improve income tax disclosures. The guidance requires disclosure of disaggregated income taxes paid, prescribes standardized categories for the components of the effective tax rate reconciliation, and modifies other income tax-related disclosures. The standard will be effective for us beginning with our annual reporting for fiscal year 2026, with early adoption permitted. We are currently evaluating the impact of this standard on our income tax disclosures.

In November 2024, the FASB issued a new standard to expand disclosures about income statement expenses. The guidance requires disaggregation of certain costs and expenses included in each relevant expense caption on our consolidated income statements in a separate note to the financial statements at each interim and annual reporting period, including amounts of purchases of inventory, employee compensation, depreciation, and intangible asset amortization. The standard will be effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. We are currently evaluating the impact of this standard on our disclosures.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The amendments provide a practical expedient for estimating expected credit losses on current accounts receivable and current contract assets arising from transactions accounted for under Topic 606. The amendments are effective for annual reporting periods, including interim periods within those annual periods, beginning after December 15, 2025. The Company adopted ASU 2025-05 effective January 1, 2026. The adoption did not have a material impact on the Company’s consolidated financial statements.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements, which clarifies the applicability of interim reporting guidance, consolidates interim disclosure requirements, and establishes a disclosure principle for material events and changes occurring since the end of the most recent annual reporting period. The amendments are effective for public business entities for interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of the amendments on its interim financial statement disclosures.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which makes clarifications, technical corrections and other incremental improvements to various Topics in the FASB Accounting Standards Codification. The amendments are effective for annual reporting periods beginning after December 15, 2026 and interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company is currently evaluating the impact of the amendments on its consolidated financial statements and related disclosures.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) and the United States Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company’s present or future financial statements.

NOTE 2 – RISKS AND UNCERTAINTIES

The Company currently has no substantive business operations, and in the processing of seeking new and profitable business to engage, which brings uncertainty and risks in the future.

The Company incurs expense transactions that are denominated in RMB. A portion of the Company’s subsidiary’s assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies that require certain supporting documentation in order to affect the remittance.

As of June 30, 2026 and December 31, 2025, $19,093 and $58,696 of the Company’s cash were on deposit at financial institutions in the PRC where there currently is a rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. The Company’s bank account in the PRC is protected by deposit insurance up to RMB 500,000. However, the Company has not experienced any such losses and believes it is not exposed to any significant risks on its cash in bank accounts.

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and other receivables. Cash amounted to $26,272 and $60,479 as of June 30, 2026 and December 31, 2025, respectively. Other receivables amounted to $35,671 and $177,147 as of June 30, 2026 and December 31, 2025, respectively.

F-23

NOTE 3 – EQUIPMENT

Equipment consists of the office equipment. As of June 30, 2026 and December 31, 2025, the Company recorded $79,810 and $77,436 at the cost and less accumulated depreciation of $67,912 and $59,955, respectively. For the three months ended June 30, 2026 and 2025, the Company recorded depreciation expenses amounted to $3,051 and $2,871, respectively. For the six months ended June 30, 2026 and 2025, the Company recorded depreciation expenses amounted to $6,050 and $5,725, respectively.

NOTE 4 – ADVANCES TO SUPPLIERS

Advances to suppliers are mainly prepaid service fees and rent. As of June 30, 2026 and December 31, 2025, advances to suppliers were $755 and $733, respectively.

NOTE 5 – OTHER RECEIVABLES

Other receivables are mainly VAT credit, rent deposit, loan to third party and interest receivable. As of June 30, 2026 and December 31, 2025, other receivables were $35,671 and $177,147, respectively.

On December 4, 2025, MYM granted a $139,130 loan to an external third party with a six-month tenor and a 12% annual interest rate. The full principal and accrued interest on this loan had been completely repaid as at April 12, 2026.

NOTE 6 – ACCRUED LIABILITIES

Accrued liabilities are mainly the professional service fee included lawyers, auditors, stock transfer. and consulting services for listing in the public market. As of June 30, 2026 and December 31, 2025, accrued liabilities were $92,255 and $154,998, respectively.

NOTE 7 – RELATED PARTIES

Due to related parties represents loans from related parties. These loans are unsecured, non-interest bearing, and due on demand.

The Company identified the Law Offices of Yimin Chen & Flushing, MS YOUNG Adventure Enterprise Inc., and Xizhen Zhu as related parties based on the totality of the facts and circumstances, including their business relationships with Faxian Qian, the Company’s sole director, and the nature of the financing arrangements with the Company. Yimin Chen is the principal of the Law Offices of Yimin Chen & Flushing, and Susan Young is the owner of MS YOUNG Adventure Enterprise Inc. The financing arrangements included non-interest-bearing, unsecured, due-on-demand loans to the Company.

On April 20, 2025, Law Offices of Yimin Chen & Flushing and MS YOUNG Adventure Enterprise Inc transferred their loans of $24,300 and $131,745 to Xizhen Zhu, who also has a business relationship with Faxian Qian, for a transfer price of RMB 1 each. At June 30, 2026 and December 31, 2025, the Company had a related party loan with Xizhen Zhu in an amount of $156,045, respectively.

In March 2026, four individual creditors of the Company, Xiaodangqun Xiao, Haiyan Zhang, Xiuping Zhang and Yinxiang Li, assigned their existing claims against the Company to Yan Cheng Dafeng Zesheng Technologies Co., Ltd. pursuant to debt assignment agreements. The Company, as debtor, was a co-signatory to the agreements. Under the agreements, the four individual creditors transferred their claims against the Company to Yan Cheng Dafeng Zesheng Technologies Co., Ltd. at their carrying amounts approximately of $3,100 (RMB 21,000), $3,100 (RMB 21,000), $1,400 (RMB 9,800), and $3,100 (RMB 21,000), respectively. The Company did not pay or receive any cash consideration in connection with the assignments, and the assignments did not change the carrying amount of the Company’s obligations. As a result, the related party loan balance due to Yan Cheng Dafeng Zesheng Technologies Co., Ltd. was $11,455 and $704 as of June 30, 2026 and December 31, 2025, respectively.

The following table sets up the nature of the relationship, transactions and the ending balances as of June 30, 2026 and December 31, 2025.

Related parties	Relationship	June 30, 2026 (Unaudited)	December 31, 2025
Faxian Qian	Director of the Company	$1,500	$1,500
Yan Cheng Dafeng Zesheng Technologies Co., Ltd.	Its shareholder is director of the Company	11,455	704
Xizhen Zhu	Xizhen Zhu has a business relationship with Faxian Qian, the Company’s sole director, and received the assigned loans from the Law Offices of Yimin Chen & Flushing and MS YOUNG Adventure Enterprise Inc. in 2025	156,045	156,045
Total		$169,000	$158,249

F-24

NOTE 8 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, both with a par value at $0.001 per share. There is no preferred stock issued and outstanding as of June 30, 2026 and December 31, 2025. There are 4,038,658 shares of common stock issued and outstanding as of June 30, 2026 and December 31, 2025, respectively.

NOTE 9 – LEASE

In November 2022, MYM entered into contract with Nanjing Dongfang Shihua Real Estate Co., Ltd to lease a place for use of office of the Company. The contract was considered a lease with lease term initially from November 1, 2022 to October 31, 2024 (“Lease Term 2022”), and renewed from November 1, 2024 to October 31, 2026 in November 2024 (“Lease Term 2024”). The fixed monthly rental payment of Lease Term 2022 was approximately $5,748 (RMB 39,647), and $5,269 (RMB 36,345) of Lease Term 2024. Lease Term 2022 and Lease Term 2024 could not be combined as a single lease term because both parties of the contract do not have exclusive option to extend without further negotiation to new agreement, included but not limited to the price, the renewed term and size of the space.

For the three months ended June 30, 2026 and 2025, the Company recognized approximately $15,030 and $13,508 in total lease costs, respectively. For the six months ended June 30, 2026 and 2025, the Company recognized approximately $29,638 and $26,789 in total lease costs, respectively.

Information related to the operating lease is as follows:

	For the Six Months Ended June 30, 2026 (Unaudited)	For the Six Months Ended June 30, 2025 (Unaudited)
Cash paid for operating lease liabilities	$29,638	$26,789
Weighted-average remaining lease term	0.33	1.33
Weighted-average discount rate	4.75%	4.75%

The operating lease right-of-use asset and the operating lease liabilities as of June 30, 2026 and December 31, 2025 as below:

	June 30, 2026 (Unaudited)	December 31, 2025
Right-of-Use assets	$20,329	$48,808
Total operating lease assets	$20,329	$48,808

Current operating lease liabilities	$15,247	$43,877
Non-current operating lease liabilities	-	-
Total operating lease liabilities	$15,247	$43,877

The following table presents the Company’s minimum undiscounted cash payments for the operating lease for each of the following ending June 30:

2026 (4 months left)	$21,426
2027	-
2028	-
2029	-
2030 and thereafter	-
Total undiscounted lease payments	21,426
Less: interest accrued	(6,179)
Total lease liabilities	$15,247

NOTE 10 – STATUTORY RESERVES

In accordance with the laws applicable to the enterprises established in the PRC, the Company’s subsidiary MYM has to make appropriations from their after-tax profits (as determined under generally accepted accounting principles in the PRC (“PRC GAAP”) to statutory surplus reserve funds. The appropriation to the surplus reserve fund must be at least 10% of the after-tax profits calculated in accordance with the PRC GAAP. Appropriation is not required if the balance of statutory surplus reserve fund has reached 50% of the registered capital of the company.

The statutory surplus reserves can be used to expansion the business, increasing the registered capital, or offset the accumulated loss, generally cannot be distributed to shareholders.

MYM has not generated any after-tax profit under the PRC-GAAP since it was incorporated, no statutory surplus reserves were appropriated during the periods present and nil balances as of June 30, 2026 and December 31, 2025.

NOTE 11 – INVESTMENT LOSS

During the six months ended June 30, 2026 and 2025, the Company incurred an investment loss of $0 and $132,611, respectively, which resulted from adverse price movements in connection with investments in commodity futures traded on regulated financial derivative markets. The Company terminated its futures trading activities in June 2025 and closed the related futures trading account in July 2025. The Company had no futures trading account as of June 30, 2026 or December 31, 2025.

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Financial Statement Schedules

All schedules have been omitted because they are not required, not applicable, not present in amounts sufficient to require submission of the schedule, or the required information is otherwise included in our financial statements and related notes.

(b) Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation
3.2	By-Laws *

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

JS BEAUTY LAND NETWORK TECHNOLOGY INC.

Date: September 14, 2026	By:	/s/ Faxian Qian
Faxian Qian, Chief Executive Officer

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